UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Insulet Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Insulet Corporation
Notice of Annual Meeting
of Stockholders

Wednesday, May 11, 2016 | 8:30 a.m., Eastern Time

Dear Stockholders:

Since joining Insulet a little over 18 months ago, I have been impressed with the elegance and benefits of the OmniPod technology and the vast market potential for our products in diabetes and drug delivery. Even more impressive are the dedicated OmniPod users who provide us with their insight and valuable feedback and inspire our entire organization to continually improve our products, training and service.

To realize Insulet’s potential and to support our commitment to improving lives through better drug delivery, during 2015 we focused on significantly elevating our commercial performance and building the capabilities necessary to support our growth objectives. We executed our strategic plan and established a strong company culture driven by high standards, accountability, and a passion for the well-being of our customers.

Specifically, in 2015 we:

Recruited a highly-talented and experienced executive team

We believe exceptional performance starts with great leadership and functional excellence. Over the past year we put in place a group of experienced and proven executives, and with recent appointments, have completed the build-out of the entire senior leadership team.

Developed a winning strategy

We have established a roadmap to leverage our unique technology with product innovation, refocused our commercial operations, launched international expansion and implemented an action plan to strengthen our global supply chain and manufacturing operations. We are energized and excited about the plan for our long-term sustainable growth with a clear pathway to profitability.

Launched new standards for quality and operating excellence

We know that stockholder value is determined by product quality, patient experience and strong support from health care providers. We have established greater alignment and new standards of operating excellence across all functions in the organization.

We made significant progress with revenue of $324 million in 2015, representing 12% year-over-year growth, driven by robust performance in U.S. and International diabetes products and drug delivery. New patient starts on our OmniPod System, a strong predictor of our future success, reached record highs. Our drug delivery business is growing and developing rapidly with two commercial and six development agreements in place.

In the U.S., the increased adoption of our OmniPod technology was driven by significantly improved sales and marketing execution, better patient support, and increased physician utilization. In 2015, we expanded our domestic sales force by 40% to increase reach and frequency of interactions with physicians and improve the effectiveness of sales management.

The pediatric population is a particular focus for Insulet. We encourage early adoption of our technology and customer data demonstrates that OmniPod drives very strong patient loyalty. Our U.S. pediatric new patient starts also reached record highs in 2015.

Internationally we expanded into several new European countries and grew in our existing markets. We established a direct commercial operation in Canada in July in an effort to improve the customer experience and provide improved financial results. We are excited by the early success and momentum in this market.

During 2015 we made significant progress expanding the clinical data demonstrating the improved outcomes for users. We believe the OmniPod System is the most innovative and differentiated insulin delivery system available to help people living with diabetes improve their quality of life.

Looking ahead, our entire organization is excited about our product development plans and the future evolution of our unique technology within both the diabetes and drug delivery markets. We are very pleased with our progress and believe we are just beginning to capitalize on the opportunity before us.

We hope you share our excitement about our enormous market opportunities and the bright future of our business. On behalf of Insulet’s employees, management and members of the Board of Directors, we thank you for your support.

Sincerely,

Patrick J. Sullivan
President, Chief Executive Officer and Director
April 1, 2016

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821

Notice of Annual Meeting of Stockholders

Wednesday, May 11, 2016

8:30 a.m., Eastern Time

Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company” or “Insulet”), will be held at 8:30 a.m., Eastern Time, on Wednesday, May 11, 2016, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128 (the “Annual Meeting”), for the following purposes:

1.	to elect three Class III Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;
2.	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and,
4.	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 18, 2016 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of March 18, 2016. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Under U.S. Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at http://investor.insulet.com/annual-proxy.cfm. Instructions for accessing the proxy materials and voting are described below and in the stockholder meeting notice that you received in the mail. Please review the proxy materials prior to voting.

Billerica, Massachusetts April 1, 2016	By Order of the Board of Directors,

DAVID COLLERAN
Senior Vice President, Secretary and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 11, 2016: This Proxy Statement and the 10-K are available at http://investor.insulet.com/annual-proxy.cfm.

›	YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting, if you are a stockholder of record, please vote in one of the following three ways: (1) if you have received a proxy card via mail as a registered stockholder, by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2016.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Attend our 2016 Annual Meeting of Stockholders

8:30 a.m., Eastern Time on Wednesday, May 11, 2016

Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128

How to Vote

By internet	By telephone		By mailing your Proxy Card

Visit 24/7	Dial toll-free 24/7		Cast your ballot, sign your proxy card
www.proxyvote.com			and send by freepost

Use the Internet to transmit your voting
instructions and for electronic delivery of
information up until 11:59 P.M. Eastern
Time on May 10, 2016. Have your proxy
card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic
voting instruction form.	Registered Stockholder	Beneficial Stockholder	Mark, sign and date your proxy card and
	(shares registered on the	(shares held through	return it in the postage-paid envelope
	books of the Company	your bank or brokerage	provided by your broker. Your proxy card
	via Computershare)	account)	must arrive by May 10, 2016.
	1-800-690-6903	1-800-454-8683
Use any touch-tone telephone to transmit your
voting instructions up until 11:59 P.M. Eastern Time
on May 10, 2016. Have your proxy card in hand
when you call and then follow the instructions.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of March 18, 2016.

Participate in the future of Insulet, cast your vote right away

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

Board of Directors
	More information	recommendation
PROPOSAL 1: Election of nominated Directors	Page 7	FOR each nominee
PROPOSAL 2: Approval, on a non-binding, advisory basis, of the compensation of certain executive officers	Page 41	FOR
PROPOSAL 3: Ratification of the appointment of independent registered public accounting firm for 2016	Page 44	FOR

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Governance Highlights

The Company is committed to good corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term stockholder value. Most recently, the Company focused on the following corporate governance efforts:

Director Qualification Standards and Recruitment

The Nominating and Corporate Governance Committee periodically assesses the skills and qualifications of its Directors to ensure the members of the Board of Directors (the “Board”) maintain the proper balance of expertise to meet the needs of the business. The Company welcomed two new Board members in the previous year, each of whom enhance the current skill set of the Board and collectively offer financial expertise and bring deep knowledge and experience in the diabetes space, healthcare and medical device fields.

Adoption of Policy Regarding Changes in Positions

The Company formalized a policy regarding changes in positions or directorships and executive employment held by Directors at other companies. The Policy Regarding Changes in Positions allows the Nominating and Corporate Governance Committee greater visibility with regard to significant changes in employment or board of director appointments of our Directors, which changes may alter the overall make-up of skills and qualifications of Insulet’s Board, impact the amount of time a Director may have to devote to the Company, or may result in potential conflicts.

Evaluation and Revision of the Overboarding Policy

In conjunction with its adoption of the Policy Regarding Changes in Position, the Board also updated the portion of its Corporate Governance Guidelines addressing overboarding in recognition of the time commitments necessary for the Company’s Directors to perform their duties and fulfill their obligations to the Company. The addition of the subsection entitled “Service on Other Boards” to our Corporate Governance Guidelines allows for a Chief Executive Officer (‘‘CEO’’) serving as a Director to serve on no more than two public company boards, including the Company’s. Further, no other Director should serve on the boards of directors of more than five public companies, including the Company’s, and no Audit Committee member should serve on the audit committees of more than three public companies, including the Company’s.

OUR GOVERNANCE BEST PRACTICES

Independent Lead Director
8 of the Company’s 9 Directors are independent
All committees consist of independent Directors
A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation
Regular executive sessions of independent Directors
Executive and Director stock ownership guidelines
No hedging or pledging of Insulet securities by its executive officers or Directors is permitted
Corporate Governance Guidelines published on the Company’s website at http://www.insulet.com

Director Nominees (page 7)

		Director		Independent (Yes/No)		Committee
Name	Age	since	Occupation	Yes	No	Memberships
Jessica Hopfield, Ph.D.	51	2015	Chairperson, Board of Trustees Joslin Diabetes Center	X		• Audit Committee
David Lemoine	68	2016	Former Partner Deloitte & Touche LLP	X		• Audit Committee
Patrick J. Sullivan	64	2014	President, Chief Executive Officer and Director Insulet Corporation		X	• N/A

Jessica Hopfield, Ph.D. complements the Board’s skills and qualifications with her vast executive and consulting experience in the healthcare, pharmaceutical and medical device industries. Dr. Hopfield’s proven expertise in the diabetes space deepens the Board’s background and knowledge with respect to the Company’s diabetes products business. David Lemoine brings over 40 years of audit and finance experience to the Board. His expertise in accounting, financial reporting and internal controls applied in the manufacturing, biotechnology, pharmaceutical and healthcare fields reinforces the financial acumen of the Board.

Executive Compensation (page 21)

2015 Business Highlights (page 22)

•	Recruitment of highly experienced senior executive team driving a new strategy and standards of operating excellence

•	Full-year revenue was $324.2M, a 12% increase over 2014

•	Rapid advancement of commercial agenda, including sales force expansion and year-over-year revenue growth across all product lines

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Stockholder Outreach (page 23)

•	Broad, deep, ongoing outreach with stockholders in 2015 and 2016

•	Discussions with investors collectively representing more than 50% of outstanding shares

•	Stockholder feedback directly addressed in expanded disclosures and enhanced 2016 compensation program design

Compensation Strategy, Philosophy, and Objectives (page 24)

Compensation Building Blocks: Our compensation strategy supports our overall strategy to deliver value to stockholders

•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth

•	Fundamental belief that high-caliber talent has a profound impact on business results

•	Highly competitive compensation needed to induce proven talent to join

•	A significant emphasis on pay for performance, utilizing performance-based variable compensation programs

Compensation Elements and Actions (page 27)

Key 2015 and 2016 Compensation Actions

2015

•	No salary increase in 2015 for the CEO

•	2015 annual cash incentive financial component funded at 118.5% based on achievement that exceeded stated targets for NEOs

•	2015 PRSUs earned at 108.5% based on achievement that exceeded stated targets

2016

•	2016 PRSUs have been restructured to have a multi-year performance period reflecting feedback from stockholder outreach

•	2016 equity mix for new hires and annual grants shifted towards greater use of stock options and PRSUs to reflect growth strategy

2015 Executive Total Compensation Mix (page 27)

The charts below show the annual total direct compensation of the Company’s CEO and its other Named Executive Officers (“NEOs”) for 2015, illustrating that a majority of the Company’s NEO total direct compensation is delivered via long-term incentives and performance based variable pay.

2015 CEO Compensation Mix*	2015 Other NEO Compensation Mix*

* Benefits value is not displayed as it represents less than 2% of total direct compensation in each case above.

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Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 8:30 a.m., Eastern Time, on Wednesday, May 11, 2016 at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128, or at any adjournments or postponements thereof. The Company’s Annual Report on Form 10-K filed on February 29, 2016 (the “10-K”) containing financial statements for the fiscal year ended December 31, 2015, is being made available, together with this Proxy Statement, to stockholders at http://investor.insulet.com/annual-proxy.cfm. The 10-K, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 11, 2016

This Proxy Statement is being made available to stockholders on or about April 1, 2016.
This Proxy Statement and the 10-K are available at http://investor.insulet.com/annual-proxy.cfm.

As more fully described in this Proxy Statement, the purpose of the Annual Meeting is to:

(i)	elect three Class III Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

(ii)	approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement;

(iii)	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and,

(iv)	consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three Class III Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including, without limitation, the election of Directors nominated by any stockholder of the Company.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 18, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 57,112,482 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding, and there were ten stockholders of record. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

If you are a stockholder of record, you may vote in one of the following three ways, whether or not you plan to attend the Annual Meeting:

•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose;

•	by completing your proxy using the toll-free telephone number listed on the proxy card; or,

•	by completing your proxy on the Internet at the address listed on the proxy card.

Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2016. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification and sufficient proof of share ownership as of March 18, 2016.

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Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary and General Counsel of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary and General Counsel of the Company before the taking of the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel, by May 10, 2016.

Quorum; Abstentions; Broker Non-Votes

The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Brokers do not have discretionary authority to vote on: (i) the election of Directors, or (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.

Vote Required

For Proposal 1, the election of three Class III Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled ‘‘Policies Governing Director Nominations’’), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Lead Director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $15,000, plus out-of-pocket expenses.

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Voting of Proxies

The persons named as attorneys-in-fact in the proxies, Patrick J. Sullivan and David Colleran, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:

(i)	FOR the election of the Director nominees,

(ii)	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement, and,

(iii)	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Other Business

Aside from:

(i)	the election of Directors,

(ii)	approval, on a non-binding, advisory basis, of the compensation of certain executive officers, and,

(iii)	ratification of the appointment of Ernst & Young LLP,

the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

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Proposal 1	Election of Directors

The Company’s Board of Directors currently consists of nine members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this Annual Meeting, the stockholders will elect the Class III Directors. The Class III Directors currently consist of Jessica Hopfield, Ph.D., Steven Sobieski and Patrick J. Sullivan. Mr. Sobieski is retiring from the Board of Directors effective as of the Annual Meeting, at which time the Board of Directors will consist of eight members. To provide that recently appointed Directors be nominated for election by stockholders as soon as reasonably possible, and to provide that each Class will have the same number of Directors as reasonably possible, the Board of Directors has determined that David Lemoine, who is currently a Class II Director, will be nominated as a Class III Director. Accordingly, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated:

•	Jessica Hopfield, Ph.D.,

•	David Lemoine, and,

•	Patrick J. Sullivan.

The Nominating and Corporate Governance Committee recommends that each of the above-listed nominees be elected to the Board of Directors as a Class III Director, to hold office until the Annual Meeting of Stockholders to be held in 2019, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Following the Annual Meeting, the Board of Directors will also be composed of:

•	three Class I Directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2017; and,

•	two Class II Directors (John A. Fallon, M.D. and Timothy J. Scannell), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2018.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein.

Vote Required for Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled ‘‘Policies Governing Director Nominations’’), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Lead Director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected as Class III Directors at the Annual Meeting, and Insulet’s continuing Directors, based on information provided to the Company by each nominee and Director.

	Director Since	Independent
Class III nominees for election at the 2016 Annual Meeting – nominated to serve a term that expires in 2019
Jessica Hopfield, Ph.D.	2015
David Lemoine	2016
Patrick J. Sullivan	2014
Class I continuing Directors – term expires in 2017
Sally Crawford	2008
Regina Sommer	2008
Joseph Zakrzewski	2008
Class II continuing Directors — term expires in 2018
John A. Fallon, M.D.	2012
Timothy J. Scannell	2014

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Board of Directors and Executive Officers

The following table sets forth certain information concerning our Directors and executive officers. The biographies of each of the Director nominees and continuing Directors below contain information regarding the individual’s service as a Director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a Director for the Company.

Name	Position
Patrick J. Sullivan	President and Chief Executive Officer
Aiman Abdel-Malek, Ph.D.	Senior Vice President, Advanced Technology and Engineering
Charles Alpuche	Senior Vice President, Global Manufacturing and Operations
David Colleran	Senior Vice President, Secretary and General Counsel
Daniel Levangie	Executive Vice President and President, Insulet Drug Delivery
Michael L. Levitz	Senior Vice President and Chief Financial Officer
Shacey Petrovic	Executive Vice President and President, Diabetes Products
Michael Spears	Senior Vice President, Quality, Regulatory, and Clinical Affairs
Brad Thomas	Executive Vice President, Human Resources and Organizational Development
Sally Crawford(2)(3)	Director, Compensation Committee Chair
John A. Fallon, M.D.(3)	Director, Lead Independent Director
Jessica Hopfield, Ph.D.(1)	Director
David Lemoine(1)	Director
Timothy J. Scannell(2)	Director
Steven Sobieski(1)(4)	Director, Audit Committee Chair
Regina Sommer(1)(3)	Director, Nominating and Corporate Governance Committee Chair
Joseph Zakrzewski(1)(2)	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Mr. Sobieski is retiring from the Board of Directors effective as of the Annual Meeting.

EXECUTIVE OFFICERS

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal.

Patrick J. Sullivan

Age 64

President, Chief Executive Officer and Director

Since 2014

Class III Nominee for election at Annual Meeting

Mr. Sullivan has served as our President, Chief Executive Officer and Director since September 2014. From 2008 to 2013, Mr. Sullivan served as chairman and chief executive officer of Constitution Medical Investors. From 2007 to 2008, Mr. Sullivan served as executive chairman of Hologic Corporation after its merger with Cytyc Corporation. From 1994 to 2007, Mr. Sullivan served as Cytyc Corporation’s chairman, president and chief executive officer. From 1991 to 1994, Mr. Sullivan served as Cytyc Corporation’s vice president of sales and marketing. Prior to 1991, Mr. Sullivan was employed in marketing roles of increasing responsibility at Abbott Laboratories, a diversified healthcare company, and as a consultant with McKinsey & Company, an international consulting firm. Mr. Sullivan serves as a director of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Mr. Sullivan holds a Bachelor of Science, with Distinction, from the United States Naval Academy and a Master of Business Administration, with Distinction, from Harvard Business School.

Aiman Abdel-Malek, Ph.D.

Age 58

Senior Vice President, Advanced Technology and Engineering

Since 2016

Dr. Abdel-Malek has served as our Senior Vice President, Advanced Technology and Engineering since March 2016. From 2015 to 2016, Dr. Abdel-Malek served as president of Frictionless Life Analytics, Inc., a business development and technology advisory and consultancy company, enabling the growth of start-up ventures focused on Internet of Things (IoT) platforms and solutions. From 2012 to 2015, Dr. Abdel-Malek served as vice president, engineering of Qualcomm Life, Inc., a mobile healthcare solutions company. From 1988 to 2012, he held various roles at General Electric Healthcare Services, including his most recent role as general manager - global services technology. Dr. Abdel-Malek brings over 20 years of experience as a senior executive leading healthcare teams to develop profound technology breakthroughs that optimize services. Dr. Abdel-Malek holds a Bachelor of Science, Systems and Biomedical Engineering from the University of Cairo and a Doctor of Biomedical Engineering from the University of Southern California.

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Charles Alpuche

Age 56

Senior Vice President, Global Manufacturing and Operations

Since 2016

Mr. Alpuche has served as our Senior Vice President, Global Manufacturing & Operations since February 2016. From 2012 to February 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, Mr. Alpuche spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Most recently, he served as PepsiCo’s senior vice president of North America Beverages, and before that he held the position of vice president and general manager, concentrate operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.

David Colleran

Age 44

Senior Vice President, Secretary and General Counsel

Since 2015

Mr. Colleran has served as our Senior Vice President, Secretary and General Counsel since July 2015. From 2010 to 2015, Mr. Colleran served as vice president and general counsel for the Medical Supplies Sector of Covidien, which was acquired by Medtronic plc. in 2015. From 2006 to 2010, he served as senior counsel and assistant general counsel of Covidien. From 2003 to 2006, he served as corporate counsel for Ocean Spray Cranberries, Inc. and from 1998 to 2002 he was corporate associate, business and technology group at Choate, Hall & Stewart LLP. Mr. Colleran earned his Bachelor of Arts in Political Science from Boston College and his Juris Doctor from Boston College Law School.

Daniel Levangie

Age 65

Executive Vice President and President, Insulet Drug Delivery

Since 2015

Mr. Levangie has served as our Executive Vice President and President, Insulet Drug Delivery since February 2015. From 2011 to February 2015, Mr. Levangie served on our Board of Directors and served as our Lead Independent Director from May 2013 to February 2015. Prior to his employment with the Company, Mr. Levangie was the managing partner of ATON Partners, a private healthcare investment and management consulting firm. From 2011 to 2013, Mr. Levangie was chief executive officer and director of Dune Medical Devices, Inc., a private medical device company. He was also a principal and managing partner at Constitution Medical Investors, a private equity firm focused on the healthcare sector, a role he held from 2008 to 2013, when Constitution Medical Investors was acquired by Roche Diagnostics Corporation. Mr. Levangie formerly served as president and chief executive officer of Keystone Dental Inc. from 2009 to 2011. From 1992 to 2007, Mr. Levangie held various executive management and leadership roles at Cytyc Corporation, most recently as president of Cytyc Surgical, until the company was acquired by Hologic, Inc. From 1975 to 1992, Mr. Levangie held various sales and marketing management positions at Abbott Laboratories, Inc. He currently serves on the boards of directors of Exact Sciences Corporation and Dune Medical Devices, Inc. and is a managing member of CereVasc, LLC. Mr. Levangie served as a member of the board of directors of ev3, Inc. from 2007 to 2011 and as chairman of the board of directors of ev3 from 2008 to 2011. Mr. Levangie received his Bachelor of Science in Pharmacy from Northeastern University.

Michael L. Levitz

Age 42

Senior Vice President and Chief Financial Officer

Since 2015

Mr. Levitz has served as our Senior Vice President and Chief Financial Officer since May 2015. From 2009 to May 2015, Mr. Levitz was the senior vice president, chief financial officer and treasurer of Analogic Corporation, a global provider of medical guidance, diagnostic imaging and threat detection equipment. From 2002 to 2009, he served in various capacities at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including vice president and corporate controller. Mr. Levitz began his career in the high technology audit practice at Arthur Andersen LLP, and held various financial positions with Neon Communications, Inc., a public telecommunications company. Mr. Levitz earned his Bachelor of Arts in Business Economics, with emphasis in Accounting, from the University of California Santa Barbara and is a certified public accountant.

Shacey Petrovic

Age 42

Executive Vice President and President, Diabetes Products

Since 2015

Ms. Petrovic has served as our Executive Vice President and President, Diabetes Products since February 2016. From February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as president and chief executive officer of Clinical Innovations, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including vice president and general manager of Hologic’s GYN surgical products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Prior to joining Cytyc Corporation, Ms. Petrovic served as a pharmaceutical sales specialist at AstraZeneca. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

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Michael Spears

Age 51

Senior Vice President, Quality, Regulatory, and Clinical Affairs

Since 2015

Mr. Spears has served as our Senior Vice President, Quality, Regulatory, and Clinical Affairs since July 2015. From 2011 to 2015, Mr. Spears served as vice president, quality assurance & regulatory affairs at Covidien, which was acquired by Medtronic in 2015. From 2006 to 2011, Mr. Spears served as vice president, quality assurance at Covidien. From 1999 to 2006, he had several years of progressively broader assignments at Covidien, then known as Tyco Healthcare. Mr. Spears also served as a paralegal at two law firms over an 11-year period. He earned his Bachelor of Arts from the University of Tennessee and a Master of Business Administration from the University of South Carolina.

Brad Thomas

Age 58

Executive Vice President, Human Resources and Organizational Development

Since 2014

Mr. Thomas has served as our Executive Vice President, Human Resources and Organizational Development since November 2014. From 2008 to 2014, Mr. Thomas served as chief executive officer of The HR Impact Group, supporting client company efforts to implement strategic business transformations and improve returns from their human resource organizations. These assignments included time as head of human resources for New York Life, Reader’s Digest and Guardian Life Insurance Corporation. Prior to 2008, Mr. Thomas served as senior vice president of human resources at Cytyc Corporation. Mr. Thomas has a broad background of global HR leadership experience at Citigroup, PepsiCo, and GE and served as a Captain in the United States Marine Corps. Mr. Thomas has Type 1 Diabetes and took an interest in the Company after a very positive experience using the OmniPod System to help manage his diabetes over the last several years. Mr. Thomas is a graduate of the GE Human Resource Leadership Program, holds a Bachelor of Science in Business Administration from Villanova University and a Master of Business Administration from Virginia Polytechnic Institute.

NON-EMPLOYEE DIRECTORS

Sally Crawford

Age 62

Director Since 2008

Committees: Compensation (Chair) and Nominating and Corporate Governance

Ms. Crawford has served on our Board of Directors since 2008 and served as our Lead Independent Director from May 2009 to May 2013. Ms. Crawford served as chief operating officer of Healthsource, Inc., a publicly-held managed care organization from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. She serves on the boards of directors of Hologic, Inc., Universal American Corp. and Prolacta Bioscience Inc. She also served on the boards of directors of Exact Sciences Corporation from 1999 to 2015, Zalicus Inc. from 2007 to 2014, Chittenden Corporation from 1998 to 2008 and Cytyc Corporation (which merged with Hologic, Inc. in October 2007), from 1998 to 2007. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University.

John A. Fallon, M.D.

Lead Independent Director

Age 68

Director Since 2012

Committees: Nominating and Corporate Governance

Dr. Fallon has served on our Board of Directors since October 2012 and as our Lead Independent Director since February 2015. He also serves on the boards of directors of AMAG Pharmaceuticals and Exact Sciences Corporation. From 2004 through 2015, Dr. Fallon served as the chief physician executive and senior vice president of Blue Cross Blue Shield of Massachusetts. From 2000 to 2004, he held the position of chief executive officer for clinical affairs at the State University of New York Medical Center. In 1995, Dr. Fallon became a founding trustee of Partners Community HealthCare Inc. (“PCHI”), the Physician Network for Partners HealthCare System founded by The Massachusetts General Hospital and The Brigham and Women’s Hospital, and in 1998 he went on to become chairman of PCHI. Dr. Fallon has also served as founder, president and chief executive officer of North Shore Health System, chief medical executive and later chief executive officer of Charter Professional Services Corporation, and first chief medical officer for North Shore Medical Center. Dr. Fallon was a practicing internal medicine physician for more than 25 years and has served on multiple healthcare boards and committees, including Temple University School of Medicine Board of Advisors, Editorial Board of American Journal of Medical Quality, and the Alliance for Health Care Improvement Board. He holds a Bachelor of Arts in Chemistry from College of the Holy Cross, a Doctor of Medicine from Tufts University School of Medicine, and a Master of Business Administration from University of South Florida. Dr. Fallon brings over 35 years of experience as a practicing physician, senior executive and participation on numerous medical boards and committees in the health care industry.

Jessica Hopfield, Ph.D.

Age 51

Director Since 2015

Committees: Audit

Class III Nominee for Election at Annual Meeting

Dr. Hopfield has served on our Board of Directors since July 2015. In October 2015, Dr. Hopfield was appointed, and currently serves, as chairperson of the board of trustees of the Joslin Diabetes Center and she serves as an independent director of rEVO Biologics. From 2013 to October 2015, Dr. Hopfield served as the vice chair of the board of trustees of the Joslin Diabetes Center. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in

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start-up healthcare firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a partner of McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. Dr. Hopfield also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University.

David Lemoine

Age 68

Director Since 2016
Committees: Audit

Class III Nominee for Election at Annual Meeting

Mr. Lemoine has served on our Board of Directors since February 2016. He also serves on the board of directors of The L.S. Starrett Company. From 1985 until his retirement in 2010, Mr. Lemoine held the position of audit partner at Deloitte & Touche LLP, a public accounting firm. From 1995 to 2000, he served as Deloitte’s Boston office audit partner-in-charge. From 1985 to 1995, Mr. Lemoine served as Deloitte’s managing partner of their Worcester, Massachusetts location. From 1980 to 1985, he was senior vice president, finance and administration at Briox Technologies, Inc., a medical equipment manufacturer of electronics home healthcare. In addition to his board and committee experience, Mr. Lemoine has over 40 years of audit and finance experience and a deep knowledge of accounting, financial reporting and internal controls across a broad array of industries, including manufacturing, biotechnology, pharmaceutical, technology and healthcare. Mr. Lemoine was an adjunct professor at Boston College’s Carroll School of Management from 2008 to 2014, where he taught courses in Ethics and Accounting. He earned a Bachelor of Arts in Economics from Boston College and a Master of Science in Accounting from Northeastern University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accounts and the Massachusetts Society of CPAs. Mr. Lemoine qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Timothy J. Scannell

Age 51

Director Since 2014

Committees: Compensation

Mr. Scannell has served on our Board of Directors since August 2014. Since 2009, Mr. Scannell has served as group president of Medsurg & Neurotechnology at Stryker Corporation, a global leader in the medical technology industry, and oversees six of Stryker’s operating divisions in his role, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker Corporation, including a range of sales and marketing leadership roles, vice president and general manager of its Biotech division and president of its Spine business. Mr. Scannell holds Bachelor of Science in Business Administration and a Master of Business Administration from the University of Notre Dame. Mr. Scannell brings extensive strategic, organizational and operational skills and experience.

Steven Sobieski

Age 58

Director Since 2006; retiring from the Board of Directors effective as of the Annual Meeting

Committees: Audit (Chair)

Mr. Sobieski has served on our Board of Directors since 2006. In January 2016, Mr. Sobieski transitioned to the role of senior advisor of Roka Bioscience, Inc. From 2009 to 2015, Mr. Sobieski served as senior vice president and chief financial officer of Roka Bioscience, Inc. Prior to joining Roka Bioscience, from 2000 to 2009 he served as chief financial officer and vice president of finance and administration of LifeCell Corporation, a public company focused on developing and marketing reconstructive surgical products, from 1991 to 2000. Mr. Sobieski served as vice president of finance and in other positions at Osteotech, Inc., a public company focused on orthopedic products. From 1981 to 1991, he was with Coopers & Lybrand, a public accounting firm (which later merged with Pricewaterhouse to become PricewaterhouseCoopers LLP). Mr. Sobieski earned a Bachelor of Science in Business Administration from Monmouth University and a Master of Business Administration from Rutgers University. He is a Certified Public Accountant. Mr. Sobieski has more than twenty years of experience in medical technology financial management and brings extensive financial and industry expertise with other companies in comparable stages of growth. Mr. Sobieski qualifies as an “audit committee financial expert” under the rules of the SEC.

Regina Sommer

Age 58

Director Since 2008

Committees: Nominating and Corporate Governance (Chair) and Audit

Ms. Sommer has served on our Board of Directors since 2008. From 2002 to 2005, she served as the vice president and chief financial officer of Netegrity, Inc., which was acquired by Computer Associates Inc. in November 2004. From 1999 to 2001, she served as the vice president and chief financial officer of Revenio, Inc. From 1995 to 1999, she served as senior vice president and chief financial officer of Open Market, Inc., and from 1989 to 1994, she served as the vice president of finance at The Olsten Corporation. From 1980 to 1989 she also worked at Pricewaterhouse, a public accounting firm (which later merged with Coopers & Lybrand to become PricewaterhouseCoopers LLP). Ms. Sommer serves on the board of directors of WEX INC. Ms. Sommer also served on the boards of directors of ING Direct from 2008 to 2012 and Soundbite Communications, Inc. from 2006 to 2012. Ms. Sommer earned a Bachelor of Arts from the College of the Holy Cross. Ms. Sommer brings more than twenty-five years of experience in technology, professional services and public accounting, as well experience managing business operations through periods of rapid growth. She also qualifies as an “audit committee financial expert” under the rules of the SEC.

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Joseph Zakrzewski

Age 53

Director Since 2008

Committees: Audit and Compensation

Mr. Zakrzewski has served on our Board of Directors since 2008. He currently serves as chairman of the board of directors of Onxeo S.A., a public company specializing in the development of orphan oncology drugs. He also serves on the boards of directors of Acceleron Pharma, Inc., a clinical stage biopharmaceutical company, and Amarin Corporation, a biopharmaceutical company, and he serves on the boards of directors of several privately held corporations. Mr. Zakrzewski served as Amarin Corporation’s executive chairman of the board of directors from January 2010 to December 2013, and as its chief executive officer from November 2010 to December 2013. From 2010 to 2011, Mr. Zakrzewski served as a venture partner with Orbimed Advisors LLC, the world’s largest healthcare-dedicated investment firm. From 2007 to 2010, he served as chairman of the board of directors, president and chief executive officer of Xcellerex Inc., a privately-held company focusing on commercializing its proprietary, next-generation manufacturing technology for biotherapeutics and vaccines. From 2005 to 2007, He served as the chief operating officer of Reliant Pharmaceuticals, Inc. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as vice president, corporate business development, from 2003 to 2005. From 2014 to 2015, Mr. Zakrzewski served on the board of directors of LipoScience, Inc., a diagnostics company focused in the areas of lipoproteins and small molecule metabolites. Mr. Zakrzewski earned a Bachelor of Science in Chemical Engineering, a Master of Science in Biochemical Engineering from Drexel University, and a Master of Business Administration from Indiana University. Mr. Zakrzewski brings extensive boardroom experience, operational experience as a chief executive officer and prior experience in the pharmaceutical industry.

Governance of the Company

Board of Directors

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Board of Directors currently consists of nine members, which will be reduced to eight members upon Mr. Sobieski’s retirement from the Board of Directors effective as of the Annual Meeting. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee reviews the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The members of the Company’s Board of Directors possess a wealth of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified Director nominees is described below under “Policies Governing Director Nominations.” While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Company, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential to have diversity on the Board of Directors. As a result, the Board of Directors and the Nominating and Corporate Governance Committee may, and do, consider the diversity of background and experience of a Director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors and the Nominating and Corporate Governance Committee have determined that each of the Company’s non-employee Directors (Sally Crawford, John A. Fallon, MD, Jessica Hopfield, Ph.D., David Lemoine, Timothy J. Scannell, Steven Sobieski, Regina Sommer and Joseph Zakrzewski) are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”).

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BOARD LEADERSHIP STRUCTURE

The Board has designated Dr. Fallon to serve as the Company’s Lead Independent Director. As Lead Director, Dr. Fallon performs many of the same functions and duties as a Chairman of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the Lead Director is responsible for coordinating with the CEO the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board of Directors, acting as the principal liaison between the independent Directors and management, and serving as the focal point for stockholder requests addressed to the independent Directors. The Board of Directors believes that having a Lead Director ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Company does not currently have a designated Chairman of the Board and does not have a policy as to whether the same person should serve as both CEO and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. Given the Company’s size, product focus, market served, and the strong and active role played by the Company’s Lead Independent Director, the Company believes that this leadership structure is effective and that it currently is not necessary to appoint a Chairman of the Board. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate; however, the Company believes its current Board leadership structure remains the optimal Board leadership structure for the Company.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Non-employee members of the Board of Directors meet without the employee Director(s) of the Company following most regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those Directors who meet the independence requirements promulgated by NASDAQ, and Dr. Fallon, as Lead Director, is responsible for chairing these executive sessions.

MEETING ATTENDANCE

The Board of Directors met nine times during the fiscal year ended December 31, 2015, and took action by unanimous written consent eleven times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2015.

The Company’s policy is that all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held in 2015, with the exception of Jessica Hopfield, Ph.D. and David Lemoine, who had not yet been appointed to the Board of Directors.

RISK OVERSIGHT

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

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CURRENT AUDIT COMMITTEE

Members: Steven Sobieski (Chair), Jessica Hopfield, Ph.D., David Lemoine, Regina Sommer and Joseph Zakrzewski

Roles and Responsibilities

•	To oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors.

•	The Audit Committee is also responsible for preparing the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that David Lemoine, Steven Sobieski and Regina Sommer each qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met ten times during 2015. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed by the Audit Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

CURRENT COMPENSATION COMMITTEE

Members: Sally Crawford (Chair), Timothy J. Scannell and Joseph Zakrzewski

Roles and Responsibilities

•	The purpose of the Compensation Committee is to, among other functions, discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers.

•	To oversee the Company’s overall compensation programs.

•	To prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. See the section entitled “Compensation Decision Making Process” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met twelve times during 2015 and took action by unanimous written consent thirteen times. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed by the Compensation Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

During 2015, Ms. Crawford, Mr. Levangie, Mr. Scannell and Mr. Zakrzewski served as members of the Compensation Committee. Mr. Levangie was a member of the Compensation Committee until he was appointed Executive Vice President and President, Insulet Drug Delivery by the Company on February 10, 2015. In accordance with such appointment, Mr. Levangie resigned as a Director, the Lead Independent Director and a member of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or, (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

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CURRENT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Regina Sommer (Chair), Sally Crawford and John A. Fallon, M.D.

Roles and Responsibilities

•	The purpose of the Nominating and Corporate Governance Committee is to, among other functions, identify individuals qualified to become Board members.

•	Recommend that the Board of Directors selects the Director nominees for election at each annual meeting of stockholders.

•	Periodically review and recommend to the Board of Directors any changes to its Corporate Governance Guidelines.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by NASDAQ.

The Nominating and Corporate Governance Committee met eleven times during 2015 and took action by unanimous written consent two times. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors and reviewed by the Nominating and Corporate Governance Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider Director nominees recommended by stockholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

Policies Governing Director Nominations

MAJORITY VOTING POLICY FOR UNCONTESTED DIRECTOR ELECTIONS

The Company’s By-Laws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Lead Director for consideration by the Nominating and Corporate Governance Committee.

Any resignation tendered pursuant to the majority voting policy shall be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the stockholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.

The Nominating and Corporate Governance Committee will consider such tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee including, without limitation:

•	the stated and perceived reasons why stockholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms;

•	the length of service and qualifications of such Director;

•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;

•	the overall composition of the Board and the Committees of the Board on which the Director sits;

•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements; and,

•	whether acceptance of the resignation is in the best interest of the Company and its stockholders.

The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the information and factors considered by the Nominating and Corporate Governance Committee and such additional information and factors as the Board deems relevant.

Within four business days following the Board’s decision on the Nominating and Corporate Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any Director who is the subject of the evaluation described in this section will not participate in Nominating and Corporate Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Nominating and Corporate Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Nominating and Corporate Governance Committee.

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DIRECTOR QUALIFICATIONS

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all stockholders to the Board and management.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by NASDAQ, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each shall be comprised entirely of independent Directors, and that each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Board of Directors is responsible for approving nominees to the Board. Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.

PROCEDURES FOR RECOMMENDATION OF DIRECTOR NOMINEES BY STOCKHOLDERS

The Nominating and Corporate Governance Committee will consider Director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director nominee candidates, must follow the following procedures:

1)	The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. All recommendations for nomination must be in writing and include the following:

•	name and address of record of the stockholder;

•	representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Securities Exchange Act of 1934, as amended;

•	name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate;

•	description of the qualifications and background of the proposed Director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter;

•	description of all arrangements or understandings between the stockholder and the proposed Director candidate;

•	consent of the proposed Director candidate (i) to be named in the Proxy Statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a Director if elected at such annual meeting; and,

•	other information regarding the proposed Director candidate that is required to be included in a Proxy Statement filed pursuant to SEC rules.

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2)	Nominations must be sent to the attention of the Secretary and General Counsel of the Company by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary and General Counsel

The Secretary and General Counsel of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:

•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and,

•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a Director nominee to the Nominating and Corporate Governance Committee are subject to the applicable provisions of the Company’s By-Laws, which are described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides every stockholder with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for stockholder communication as follows:

For stockholder communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Secretary and General Counsel by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary and General Counsel

For stockholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual Director by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: [Name of the Director]

The Company will forward any such stockholder communication to the Chairman of the Board of Directors, if one is elected, and, if not, to the Lead Director as a representative of the Board of Directors, or to the Director to whom the communication is addressed, on a periodic basis. Such communications will be forwarded by certified U.S. mail, courier, expedited delivery service, or secure electronic transmission.

Policy Governing Stock Ownership

The Board of Directors has adopted a policy recommending all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors should own Company common stock with a value at least equal to three times their annual retainer. The Board recommends the CEO owns Company common stock with a value at least equal to three times his base salary, and the other executives own Company common stock with a value equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found on page 31 of the Compensation Discussion and Analysis portion of this Proxy Statement.

Policy Banning Hedging and Pledging

The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:

•	engaging in any short sales of the Company’s securities;

•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities;

•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities; or,

•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Compensation Committee.

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Policy for Recoupment of Incentive Compensation

The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement.

The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.

Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors, and each committee thereof, evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Policy Regarding Changes in Position

The Board has adopted a policy that requires the Directors to notify the Nominating and Corporate Governance Committee of any change in employment, election as a director of another company, assignment to the audit committee of another company or cessation of service as a director of another company. Upon notification to the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee and the Board will take such action as each deems necessary in connection with such changes in an effort to maintain a Board that consists of members whose present and past business experience, qualifications, attributes and skills satisfy the qualifications for Directors as determined by the Nominating and Corporate Governance Committee.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Exchange Act”), that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Related Party Transactions

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions.

The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

TRANSACTIONS WITH RELATED PERSONS

There were no related party transactions in the fiscal year ended December 31, 2015.

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Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our NEOs (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and, (iv) all of our Directors and NEOs as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 57,112,482 shares of the Company’s common stock outstanding as of March 18, 2016.

	Number
	of Shares
	Beneficially
Name and Address(1)	Owned	Percentage
Named Executive Officers (as of March 18, 2016)%
Patrick J. Sullivan(2)	581,546	1.0
Daniel Levangie(3)	106,097	*
Michael L. Levitz(4)	29,055	*
Shacey Petrovic(5)	48,148	*
Michael Spears(6)	–	–
Directors (as of March 18, 2016)
Sally Crawford(7)	30,781	*
John A. Fallon, M.D.(8)	43,781	*
Jessica Hopfield, Ph.D.(9)	3,230	*
David Lemoine(10)	–	–
Timothy J. Scannell(11)	12,531	*
Steven Sobieski(12)	65,626	*
Regina Sommer(13)	71,281	*
Joseph Zakrzewski(14)	70,781	*
All Directors and executive officers as a group (13 persons)(15)	1,061,368	1.9
More Than 5% Holders (as of December 31, 2015)%
BlackRock, Inc.(16)	3,872,341	6.8
Capital Research Global Investors(17)	6,009,433	10.6
PRIMECAP Management Company(18)	5,195,669	9.13
The Vanguard Group, Inc.(19)	3,947,342	6.93
Wellington Management Group LLP(20)	6,131,041	10.77
*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821.
(2)	Includes 510,226 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 15,216 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 18, 2016.
(3)	Includes 89,125 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 4,271 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 18, 2016.
(4)	Includes 14,713 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 14,342 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 18, 2016.
(5)	Includes 24,980 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 2,271 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 18, 2016.
(6)	Mr. Spears’s employment commenced on July 27, 2015. He currently has no beneficial ownership and does not have any options exercisable within 60 days of March 18, 2016, nor any shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 18, 2016.
(7)	Includes 5,762 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 15,019 shares of the Company’s common stock beneficially owned by Ms. Crawford.
(8)	Includes 34,762 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 9,019 shares of the Company’s common stock beneficially owned by Dr. Fallon.
(9)	Dr. Hopfield was appointed to the Board in July 2015. She does not have any shares of the Company’s common stock issuable upon the exercise of options exercisable within 60 days of March 18, 2016, and 3,230 shares of the Company’s common stock are beneficially owned by Dr. Hopfield.
(10)	Mr. Lemoine was appointed to the Board in February 2016. He does not have any shares of the Company’s common stock issuable upon the exercise of options exercisable within 60 days of March 18, 2016, and he has no beneficial ownership of the Company’s common stock.
(11)	Includes 4,722 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 7,809 shares of the Company’s common stock beneficially owned by Mr. Scannell.

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(12)	Includes 52,607 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 13,019 shares of the Company’s common stock beneficially owned by Mr. Sobieski.
(13)	Includes 49,762 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 21,519 shares of the Company’s common stock beneficially owned by Ms. Sommer.
(14)	Includes 49,762 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and 21,019 shares of the Company’s common stock beneficially owned by Mr. Zakrzewski.
(15)	Includes an aggregate of 846,421 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 18, 2016, and an aggregate of 58,214 shares of the Company’s common stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of March 18, 2016. See also notes (2) - (14) above.
(16)	Information regarding BlackRock, Inc. is based solely upon Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 22, 2016. Amendment No. 4 to Schedule 13G provides that as of December 31, 2015, BlackRock, Inc. has sole voting power with respect to 3,739,828 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 3,872,341 shares of the Company’s common stock and no shared dispositive power. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(17)	Information regarding Capital Research Global Investors is based solely upon Schedule 13G filed by Capital Research Global Investors with the SEC on January 8, 2016. Schedule 13G provides that as of December 31, 2015, Capital Research Global Investors has sole voting power with respect to 6,009,433 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 6,009,433 shares of the Company’s common stock and no shared dispositive power. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.
(18)	Information regarding PRIMECAP Management Company is based solely upon Amendment No. 1 to Schedule 13G filed by PRIMECAP Management Company with the SEC on February 12, 2016. Amendment No. 1 to Schedule 13G provides that as of December 31, 2015, Capital Research Global Investors has sole voting power with respect to 4,791,177 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 5,195,669 shares of the Company’s common stock and no shared dispositive power. The address for PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, CA 91101.
(19)	Information regarding The Vanguard Group, Inc. is based solely upon Amendment No. 3 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2016.Amendment No. 3 to Schedule 13G provides that as of December 31, 2015, The Vanguard Group, Inc. has sole voting power with respect to 124,737 shares of the Company’s common stock and shared voting power with respect to 5,000 shares of the Company’s common stock and sole dispositive power with respect to 3,821,105 shares of the Company’s common stock and shared dispositive power with respect to 126,237 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(20)	Information regarding Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is based solely upon Amendment No. 5 to Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington Management”) with the SEC on February 11, 2016. Amendment No. 5 to Schedule 13G provides that as of December 31, 2015, Wellington Management, together with certain of its subsidiaries and affiliates, is the beneficial owner of 6,131,041 shares of the Company’s common stock. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP are investment advisors. Amendment No. 5 to Schedule 13G provides that as of December 31, 2015, Wellington Management Group LLP has no sole voting power and shared voting power with respect to 4,271,890 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,131,041 shares of the Company’s common stock; Wellington Group Holdings LLP has no sole voting power and shared voting power with respect to 4,271,890 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,131,041 shares of the Company’s common stock; Wellington Investment Advisors Holdings LLP has no sole voting power and shared voting power with respect to 4,271,890 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 6,131,041 shares of the Company’s common stock; and Wellington Management Company LLP has no sole voting power and shared voting power with respect to 4,259,347 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 5,957,337 shares of the Company’s common stock;. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2015 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year, except for reports by Sally Crawford, John A. Fallon, M.D., Timothy J. Scannell, Steven Sobieski, Regina Sommer and Joseph Zakrzewski, each with respect to May 13, 2015 awards of 5,525 options and 4,039 restricted stock units. Due to an administrative oversight, the referenced reports were filed approximately one week after the grant effective dates.

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Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) covers the following topics in detail, with the goal of providing stockholders with a complete understanding of our executive compensation program, process, and associated decisions related to fiscal year 2015.

Executive Summary

NAMED EXECUTIVE OFFICERS

In accordance with SEC disclosure requirements, the Company’s Named Executive Officers (“NEOs”) as of December 31, 2015 were:

NEO and Title – As of December 31, 2015		Hire Date
Patrick J. Sullivan	President and Chief Executive Officer	September 17, 2014
Michael L. Levitz	Chief Financial Officer	May 4, 2015
Daniel Levangie	Executive Vice President and President, Insulet Drug Delivery	February 10, 2015
Shacey Petrovic	Chief Commercial Officer	February 9, 2015
Michael Spears	Vice President, Quality, Regulatory, and Clinical Affairs	July 27, 2015
Former NEOs – No Longer Employed by Insulet
William Patrick Ryan	Former Chief Operating Officer – last day of employment was July 10, 2015
Allison Dorval	Former Chief Financial Officer – last day of employment was July 3, 2015(1)
(1)	Ms. Dorval served as Chief Financial Officer from November 6, 2014 to May 3, 2015, then served in a transitional role until terminating from Insulet effective July 3, 2015.

2015 BUSINESS HIGHLIGHTS

2015 was a year of improved performance, a significant infusion of talent, and major accomplishments at Insulet, putting the Company in a strong position for long-term sustainable growth and increased stockholder value.

We focused on three key areas to deliver results in 2015 and for the long-term:

The Right Technology – Delivering the Right Product	A Winning Strategy – Delivering an Innovative Approach	Highly-Talented and Experienced Team
• Highly differentiated insulin delivery system with recurring revenue stream	• Compelling clinical data supports strong value proposition for key stakeholders	• Building executive strength throughout the organization

• Provides patients with convenience, compliance, and control	• Leveraging OmniPod platform for delivery of non-insulin therapeutics	• Further enhancing capabilities in technology development and scalable manufacturing operations

• Platform for significant growth in both Diabetes and Drug Delivery	• Improving the lives of OmniPod users, while driving growth and stockholder value

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2015 BUSINESS HIGHLIGHTS

Leadership Team

During the past year, we have recruited a highly experienced executive team focused on realizing our significant market opportunity and driving long-term sustainable growth. With a renewed focus on operating excellence, Insulet made significant strides in our key areas of focus during 2015. Following are highlights of 2015 results and accomplishments that are indicators of the direct impact of the team on business results.

Commercial Results

Full-year revenue was $324.2M, a 12% increase over 2014

Select Strategic Achievements:

Commercial Execution and Expansion:

Sales force expansion and year-over-year revenue growth across all product lines

Record U.S. OmniPod Insulin Management System new patient starts in 2015

Developed and implemented strategy to improve patient retention through enhanced customer care and training

Demonstration of OmniPod’s positive impact on patients through robust clinical data - submitted six abstracts and three manuscripts for publication

Direct distribution of the OmniPod Insulin Management System in Canada via newly created Insulet Canada Corporation

Commercial relationships are in place with Amgen and Ferring for devices based on our OmniPod Delivery System; Development collaborations in place and underway with six additional pharmaceutical companies

Amgen reported that their Neulasta® (pegfilgrastim) Onpro™ kit, which includes a device based on our OmniPod technology, continues to gain adoption in the marketplace and now represents approximately one fourth of the U.S. Neulasta business, as of the fourth quarter of 2015

Strategic Partnerships:

Partnered with Glooko, the leader in diabetes management mobile and web applications, to provide U.S. OmniPod patients and healthcare providers a new data management system named “Insulet Provided Glooko”

Established a partnership with DexCom to develop a bluetooth solution to share pump and Continuous Glucose Monitoring (“CGM”) data on mobile application

Entered into a development agreement with Eli Lilly and Company for use of their Humalog U200 concentrated insulin in the OmniPod Insulin Management System

Leveraging Differentiated Technology:

Diabetes product development roadmap, “Digital Insulet” - paving the way for innovative mobile capabilities and putting Insulet in the vanguard of research, development and commercialization of an artificial pancreas

Ongoing exclusive agreement with Abbott Diabetes Care, Inc. to integrate the Abbott FreeStyle® blood glucose (BG) monitoring technology with Insulet’s OmniPod Insulin Management System

SUMMARY OF RESULTING 2015 INCENTIVE COMPENSATION ACHIEVEMENT

Our 2015 incentive compensation program metrics were aligned with our business strategy and focus on commercial growth in 2015. The business results described above determined the results of the corporate financial component of our 2015 annual cash performance incentive plan, which is based on 2015 revenue and adjusted earnings before interest and taxes (“EBIT”), and the 2015 performance-based restricted stock unit awards (“PRSUs”), which are based on 2015 revenue, as shown on the next page. The full description of these plans is provided in the section entitled “Compensation Elements and Actions” on pages 27-31.

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2015 Annual Cash Performance Incentive Plan	Metric	Weight	Target*	Achievement*		% Funded
Corporate Financial Component	Revenue	75%	$312.5	$324.2		158%
(80% of total payout for NEOs)	Adjusted EBIT	25%	$(23.8)	$(35.3	)**	0%
	Total	100%				118.5%
*	Dollars in Millions
**	EBIT result shown is adjusted based upon exclusion of certain items and events, as defined in the 2015 incentive plan document. The Adjusted EBIT did not meet the plan performance threshold, resulting in zero payout for that component.

The strategic achievements highlighted on the previous page are incorporated into the individual component (representing 20% of total payout for NEOs) of the annual cash performance incentive plan. The individual component is described on page 28.

2015 Annual Performance-Based Restricted Stock Unit Plan	Metric	Target*	Achievement*	% Earned
2015 PRSUs**	Revenue	$322.5	$324.2	108.5%
*	Dollars in Millions
**	PRSUs are subject to a three year total vesting period with 1/3 of the earned award vesting on the one year anniversary of the award and the remaining 2/3 vesting over two years, contingent upon continued employment.

STOCKHOLDER OUTREACH RELATED TO ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2015 Annual Meeting of Stockholders, we did not receive majority support for our Say on Pay proposal. The Board of Directors and management were extremely disappointed with this result, particularly in light of our previous year Say on Pay results, where 98% of votes cast were in favor of our executive compensation program. As such, we committed to conducting a broad, deep, and ongoing outreach effort with stockholders.

During 2015, the Company conducted multiple outreach initiatives, each with the goal of understanding investor concerns and preferences regarding Insulet’s executive compensation. Outreach discussions were conducted by management, with participation by the Compensation Committee Chair in certain cases. Management was represented at these meetings by our Executive Vice President, Human Resources and Organizational Development, and, in certain cases, our Vice President, Investor Relations and Corporate Communications.

During the process, we engaged in discussion with or received feedback from investors representing more than 50% of our outstanding shares. Several stockholders either responded that they did not have any concerns with the Company’s current pay practices or did not respond to our request for a discussion.

Although the feedback from our stockholders was not uniform, we identified the primary areas that led to our low support and are addressing them.

Areas of Feedback	Key Messages from Stockholders	Actions Taken for 2016
Clarity of Disclosures	Select sections of the CD&A were unclear Provide greater transparency, including tabular disclosures regarding potential termination and change-in-control payments

Extensively revised our Proxy Statement, including our CD&A, to reflect investor feedback – supplemented certain narrative descriptions with charts and tabular disclosure for greater transparency

CD&A highlights pay for performance linkage of business results to pay actions

Performance Metrics

Focus on growth; use of revenue as a driver in incentive compensation is reasonable and appropriate given the Company’s profile

Broaden metrics to reflect pathway to profitability or other key financial performance indicators over time

Continue to focus on revenue as a key component of our short- and long-term incentive program and review appropriateness of other metrics over time

EBIT is used as a metric in our short-term incentive plan

We will continue to review the appropriateness of other metrics over time and expect metrics will evolve with the Company’s business strategy

Increased weighting on stock options in the 2016 long-term incentive mix to further promote growth directly aligned with stockholder value

Performance Measurement Period	One-year performance period for Performance-based Restricted Stock Units does not reflect long-term performance	2016 PRSUs contain a two-year measurement period with the plan to evolve to three-year targets in 2017
CEO New Hire Equity Compensation	CEO new hire equity compensation was an outlier when compared to peer/ market practices

The new hire equity grant was a one-time event required to induce the CEO to join Insulet; the grant only has value to Mr. Sullivan upon share price appreciation above the grant price

The CEO’s 2015 long-term incentive award was within a reasonable range of the market median and included PRSUs, which accounted for approximately 40% of the total value of the award

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KEY COMPENSATION GOVERNANCE ATTRIBUTES

Insulet has a number of compensation governance best practices that have been incorporated over time.

What We Do	What We Don’t Do
Solicit stockholder feedback on our program	No employment agreements below the CEO
Use performance-contingent equity	No excise tax gross up provisions
Use multiple financial and strategic measures to determine incentive payouts	No defined pension benefit programs
Set robust stock ownership guidelines	No executive perquisites
Have “double trigger” change-in-control benefits	No cash severance in excess of 2x salary and bonus
Maintain a policy on clawbacks	No hedging and pledging of Company securities
Include caps on annual incentive payments
Engage independent advisors
Conduct an annual risk assessment

Compensation Strategy, Philosophy, and Objectives

Compensation Building Blocks: Our compensation strategy supports our overall strategy to deliver value to stockholders
•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth
•	Fundamental belief that high-caliber talent has a profound impact on business results
•	Highly competitive compensation needed to induce proven talent to join
•	A significant emphasis on pay for performance, utilizing performance-based variable compensation programs

Philosophically, we believe in a pay for performance compensation model, whereby a vast majority of the compensation provided to our NEOs is performance-based. Although the definition of performance can vary year to year, performance typically reflects a combination of financial, operational, strategic, and stockholder return measures.

We apply this pay for performance philosophy to the overarching objective in our executive compensation program, which is to attract, motivate, and retain talent necessary to successfully execute on our strategic plan.

It is also critically important to align the interests of our executives and stockholders by providing rewards to executives for increasing stockholder value.

We strive to set our overall total target direct compensation at a competitive level. Individual NEOs may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven executive talent.

Compensation Decision Making Process

A well designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Compensation Committee (which may be referred to herein as the “Committee”), with its advisors and management, work closely together throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for the oversight of compensation and benefits for our NEOs. All three members of the Compensation Committee are independent. Its primary objective is to design and administer an executive compensation program that is:

•	aligned with our business and leadership strategy;

•	consistent with our compensation strategy, philosophy, and objectives; and,

•	informed by market practices, investor views, and other relevant factors

The Compensation Committee reviews compensation levels for all NEOs. The Committee also makes all final compensation decisions regarding our NEOs, except for the CEO, whose compensation is reviewed and approved by the full Board, based upon recommendations of the Committee. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

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MANAGEMENT

The CEO provides input and recommendations as to the compensation of NEOs, other than himself, to the Compensation Committee. Where appropriate, the Executive Vice President, Human Resources and Organizational Development, as well as the Chief Financial Officer and General Counsel, will provide information, context, or proposed recommendations regarding program design for the benefit of the Compensation Committee. Except as previously stated in relation to CEO Compensation, all final decisions affecting NEO compensation are made by the Compensation Committee, in its sole discretion, and outside of the presence of any impacted NEOs.

INDEPENDENT COMPENSATION CONSULTANT

Our Compensation Committee retains an independent compensation consultant to assist the Committee in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work performed by, and the compensation of, the consultant.

Radford, an Aon Hewitt Consulting Company (“Radford”), was the Compensation Committee’s independent consultant for part of 2015. Radford’s role was to assist the Compensation Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and commentary with respect to proposed actions or changes.

The Compensation Committee elected to engage a new compensation consultant in 2015. After a thorough search process, the Committee engaged Pearl Meyer, an independent executive compensation consulting firm. Pearl Meyer’s role during 2015 was to review the Company’s current peer group used for executive compensation purposes, review the Company’s current incentive compensation programs, advise on the competitiveness and appropriateness of select compensation offers for potential executive hires, and advise the Company on select matters related to the stockholder outreach efforts.

MARKET FACTORS CONSIDERED

Until Pearl Meyer’s engagement by the Compensation Committee, the Company used compensation data independently compiled by Radford from a group of peer companies as a point of comparison in benchmarking compensation for executive positions. Data compiled from this peer group was used as a point of information by the Committee to assist it in establishing, assessing, and maintaining target executive compensation levels. Companies included in the peer group were identified and recommended by Radford based on quantitative and qualitative factors, including industry comparability, annual revenue, market capitalization, number of employees, business focus and corporate strategy. We consider these companies to be peers of the Company solely for executive compensation comparison purposes for 2015.

2015 Peer Group*
ABIOMED, Inc.	Heartware International, Inc.
Align Technology, Inc.	ICU Medical, Inc.
ArthroCare Corporation	Masimo Corporation
Cantel Medical Corporation	Natus Medical, Inc.
Cyberonics, Inc.	NuVasive, Inc.
DexCom, Inc.	Nxstage Medical, Inc.
Endologix, Inc.	Thoratec Corporation
Genomic Health, Inc.	Volcano Corporation
Globus Medical, Inc.	Wright Medical Group N.V.
Haemonetics Corporation

*	Changes from the prior year peer group were the removal of MAKO Surgical Corporation, due to its acquisition by another organization, and the addition of Cantel Medical Health Care Equipment, Masimo Health Care Equipment, and Wright Medical Health Care Equipment based on the profile of those companies relative to the peer selection criteria in place at that time.

Changes to the Peer Group for 2016

With Pearl Meyer’s engagement, the Compensation Committee reviewed the peer group for use in making compensation decisions in 2016. Pearl Meyer recommended a number of changes to the existing peer group, each of which was approved by the Compensation Committee. The Pearl Meyer review focused on industry, size, and product comparability, as well as overlap with companies where Insulet was identified as a component company in their executive compensation peer group(s). The size criteria used in the Pearl Meyer review were approximately 0.5 times to 2.5 times Insulet’s revenue and 0.33 times to 3.0 times Insulet’s market capitalization.

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Action	Companies Identified	Rationale
Peer Deletions	• ArthroCare Corporation • Cyberonics, Inc. • Thoratec Corporation • Volcano Corporation	• All companies were undergoing significant merger and acquisition activity
Peer Additions	• Abaxis, Inc. • Analogic Corporation • CONMED Corporation • Greatbatch, Inc.

•   All companies fit screening criteria

•   Insulet was identified as a peer in each proposed company’s executive compensation peer group

•   In select cases, Insulet has hired executives from these proposed peers

The resulting peer group is shown below. Insulet was positioned at approximately the 25th percentile on revenue and the 60th percentile on market capitalization versus the peer group.

Abaxis, Inc.	Greatbatch, Inc.
ABIOMED, Inc.	Haemonetics Corporation
Align Technology, Inc.	Heartware International, Inc.
Analogic Corporation	ICU Medical, Inc.
Cantel Medical Corporation	Masimo Corporation
CONMED Corporation	Natus Medical, Inc.
DexCom, Inc.	NuVasive, Inc.
Endologix, Inc.	Nxstage Medical, Inc.
Genomic Health, Inc.	Wright Medical Group N.V.
Globus Medical, Inc.

Benchmarking

To supplement peer company data where sufficient peer level information is not available, the Committee uses data from the Radford Global Technology Survey, a survey that includes compensation data from over 1,300 domestic and international technology companies. Radford, and Pearl Meyer where applicable, used data specific to Insulet in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.

The Committee reviews compensation with the independent consultant on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by the consultant. In 2015, the Committee reviewed an analysis conducted by Radford, covering the competitiveness of base salaries, target bonuses, and long-term incentives. The only current NEO from this analysis was Mr. Sullivan, the President and CEO. The analysis found that Mr. Sullivan’s base salary and target total cash compensation were both within 15% of the market median. The study was also used as a reference point to determine Mr. Sullivan’s 2015 long-term incentive award, which was also determined to be within competitive market norms.

In addition, for prospective new hire candidates, the Committee reviews data and information from the same benchmarking sources and uses that information as a factor in the development of candidate compensation offers.

INTERNAL FACTORS CONSIDERED

In arriving at its decisions, the Compensation Committee takes into account the market data discussed above, as well as several internal factors. Such factors are:

•	our compensation strategy, philosophy, and core objectives;

•	criticality of position;

•	current and past compensation levels of NEOs;

•	relative compensation levels across the executive team;

•	existing levels of stock and option ownership;

•	previous grants of stock options, RSUs and PRSUs and the associated vesting schedules and retentive value; and,

•	individual value factors specific to each NEO, such as experience, performance, demonstrated leadership and specialized expertise, the ability to advance the organization in alignment with stockholder interests.

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Compensation Elements and Actions

Key 2015 and 2016 Compensation Actions

2015

•  No salary increase in 2015 for the CEO

•  2015 annual cash incentive financial component funded at 118.5% based on achievement that exceeded stated targets for NEOs

•  2015 PRSUs earned at 108.5% based on achievement that exceeded stated targets

2016

•  2016 PRSUs have been restructured to have a multi-year performance period reflecting feedback from stockholder outreach

•  2016 equity mix for new hires and annual grants shifted towards greater use of stock options and PRSUs to reflect growth strategy

COMPENSATION MIX

The Compensation Committee, with assistance from its independent compensation advisors and management, has developed a comprehensive executive compensation program consisting of a number of compensation elements. Each of these elements has a stated purpose and work together to support our compensation philosophy and achieve our pay for performance objectives.

The charts below show the annual total direct compensation (full-year base salary, annual incentive compensation earned, and long-term incentive compensation received) for our CEO and our other NEOs for 2015. These charts illustrate that a majority of NEO total direct compensation was performance-based and variable (87% for our CEO and an average of 85% for our other NEOs).

2015 CEO Compensation Mix*	2015 Other NEO Compensation Mix*

* Benefits value is not displayed as it represents less than 2% of total direct compensation in each case above.

BASE SALARY

Purpose: To provide a fixed compensation amount to each NEO in return for performance of core job responsibilities.

Base salaries are established at the time of hire based on factors described in the compensation decision-making section above. They are then reviewed on an annual basis relative to competitive benchmarking, position scope, performance and contributions for the prior year.

The annualized 2015 (and 2014, as applicable) base salaries for our NEOs are as follows:

		2015	2014
		Base	Base
Name	Title	Salary(1)	Salary	% Change
Patrick J. Sullivan	President and Chief Executive Officer	$650,000	$650,000	–
Michael L. Levitz	Chief Financial Officer	$375,000	–	–
Daniel Levangie	Executive Vice President and President, Insulet Drug Delivery	$455,000	–	–
Shacey Petrovic	Chief Commercial Officer	$425,000	–	–
Michael Spears	Vice President, Quality, Regulatory, and Clinical Affairs	$325,000	–	–
Allison Dorval(1)	Former Chief Financial Officer	$300,000	$300,000	–
William Patrick Ryan(2)	Former Chief Operating Officer	$400,000	$375,000	6.7%

1)	Annualized base salary as of the last day of 2015 or the last date of employment in 2015.
2)	William Patrick Ryan’s 2015 base salary was based on increased scope of responsibilities.

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ANNUAL CASH PERFORMANCE INCENTIVE PLAN

Purpose: Reward NEOs for achieving pre-established financial and strategic goals that are critical to short-term success and stockholder value creation over the long-term.

The Annual Cash Performance Incentive Plan offers our NEOs the opportunity to earn a performance-based annual cash award.

•	Target annual award opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results

•	Actual award payouts depend on the achievement of pre-established performance objectives and can range from 0% to 200% of target award amounts

•	The majority (80%) of the cash award is focused on the achievement of corporate financial results. The Committee also takes into account the individual contributions made by each NEO. The weighting of these financial and individual components are as follows:

2015 Annual Cash Performance Incentive Plan
80%	20%
Financial Component	Individual Component

Corporate Financial Component (80% Weight)

The financial metrics were selected by the Committee as representative measures of overall corporate performance for the fiscal year. For 2015, the metrics selected were revenue and Adjusted EBIT. Customer retention, a metric in our 2014 annual cash incentive plan, was excluded as a separate metric in the 2015 plan as we determined that it was sufficiently captured within the revenue component of the plan. At the beginning of the year, a performance scale was created for each measure, defining threshold, target, and maximum levels of achievement, and the associated level of payout for each.

Target performance is set at an achievable level with an expectation of strong performance throughout the year. Threshold and maximum achievement levels are determined in relation to the target and provide correspondingly lesser or greater incentive payments. This component of the annual incentive was funded at 118.5% based on achievement of actual results. The following table shows each of the financial metrics and their respective weightings and results for fiscal 2015:

		Threshold	Target	Exceptional	Maximum		Resulting
Metric (Dollars in Millions)	Weight	(50% payout)	(100% payout)	(150% payout)	(200% payout)	Actual Results	Funding
Revenue	75%	$305.0	$312.5	$320.0	$345.0	$324.2	158%
Adjusted EBIT	25%	$(27.6)	$(23.8)	$(20.1)	$(7.6)	$(35.3)	0%
Total	100%						118.5%

For revenue, the target for 2015 represented an increase over both the 2014 incentive target ($300 million) and 2014 actual results ($288.7 million). The Adjusted EBIT incentive target for 2015 is lower than the 2014 target ($10.3 million) and actual results ($5.8 million), but was aligned with the 2015 operating plan and reflected a substantial level of investment in our Company to prepare for future growth.

We did not achieve our threshold goal for Adjusted EBIT and therefore no incentive was earned for that component, thus demonstrating that the Adjusted EBIT target was sufficiently rigorous.

Individual Component (20% Weight)

Actual cash awards are also based on the achievement of qualitative management objectives set for each NEO and may range from 0-200% of the target amount for this component. The objectives for each NEO were established based upon the individual’s role and key 2015 priorities for their respective area of management responsibility. Individual component awards also reflect achievement of key strategic results shown on page 22. Following is a description of the individual results for each NEO:

Mr. Sullivan‘s individual component payout was designed to reward achievement relating to the goals of building a team of top executive talent to advance the organization, driving commercial growth across all product lines, and re-focusing corporate strategy and priorities for long-term sustainable growth.

Mr. Levitz’s individual component payout was designed to reward achievement relating to the goals of establishing a robust financial planning, analysis, and reporting function, establishing a strategic planning financial process to achieve target revenue growth and profitability, and development of his leadership team.

Mr. Levangie’s individual component payout was designed to reward achievement relating to the growth of the Drug Delivery business with our partners, executing new drug delivery development agreements, and establishing a multi-year strategic plan.

Ms. Petrovic’s individual component payout was designed to reward achievement relating to the goals of expanding and rebuilding the commercial organization, increasing market access, and developing a multi-year commercial strategy.

Mr. Spears’s individual component payout was designed to reward achievement relating to the goals of defining the structure and securing the talent to re-build the quality and regulatory functions, advancing ongoing progress with all regulatory agency activities, and creating a long-term strategy for the quality assurance and regulatory functions.

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The following table summarizes the components of the 2015 cash incentive plan described on the previous page as well as the overall payout results for the current NEOs. Results for our current NEOs were determined by the Compensation Committee in conjunction with the completion of the audit of our 2015 financial statements and assessment of 2015 business results.

				Corporate Performance		Individual Performance
				Component		Component
				Target	Actual				Total
			Target	Payout for	Incentive	Target	Actual	Total	Actual
			Incentive	Corporate	Earned for	Payout for	Incentive	Actual	Incentive
			(Percent	Financial	Corporate	Individual	Earned for	Incentive	Earned %
		Base	of Base	Performance	Financial	Performance	Individual	Award	of Total
Name	Title	Salary	Salary)	(80%)	Performance	(20%)	Performance	Earned	Target
Patrick J. Sullivan	President and CEO	$650,000	100%	$520,000	$616,000	$130,000	$228,000	$844,000	130%
Michael L. Levitz	Chief Financial Officer	$375,000	60%	$120,000	$142,200	$30,000	$55,500	$197,700	132%
Daniel Levangie	President, Insulet Drug Delivery	$455,000	65%	$236,600	$280,400	$59,150	$118,300	$398,700	135%
Shacey Petrovic	Chief Commercial Officer	$425,000	65%	$221,000	$261,900	$55,250	$110,500	$372,400	135%
Michael Spears	Vice President, Quality, Regulatory, and Clinical Affairs	$325,000	50%	$130,000	$154,100	$32,500	$65,000	$219,100	135%

Neither Allison Dorval nor William Patrick Ryan were employed at Insulet at the time the 2015 bonuses were paid.

LONG-TERM INCENTIVE COMPENSATION

Purpose: Foster alignment with stockholders and motivate achievement of financial goals that support stockholder value creation.

The Company provides NEOs with the opportunity to receive long-term incentive compensation awards both at the time of hire and on an on-going basis. Awards are granted in various forms depending on the nature of the award.

The form and structure of new hire long-term incentive arrangements are negotiated as part of the hiring process and often reflect on lost opportunities for candidates at their then-current employers.

Our annual long-term incentive awards have included stock options, restricted stock units (RSUs) and performance-based restricted stock units (PRSUs). Following is a summary of how we use these different long-term incentive instruments in alignment with our compensation objectives and business strategy:

LTI Instrument	Key Descriptors
Stock Options	Stock options provide direct pay for performance alignment with stockholder value creation. They only have value to the recipient when the share price appreciates and service (vesting) requirements are met. Stock options provide our NEOs with long-term rewards opportunities which are at-risk based on share price performance. They also serve as a retentive tool for the Company based on a vesting period which is typically four years.
RSUs	RSUs provide the Company with a long-term retention tool for executive talent. They only have value to recipients as time-based service restrictions lapse over the award’s vesting period (typically 3 years). RSUs represent less risk to recipients as each RSU always has the full value of a share of Insulet’s common stock. RSUs also contribute to our NEOs meeting stock ownership guidelines.
PRSUs	PRSUs have value to recipients only when selected performance measures are met and time-based vesting requirements are satisfied. This directly aligns their delivery with the achievement of financial results that the Company believes will translate to stockholder value over time.

Our annual on-going grants are typically awarded based on a total target value and delivered via a combination of stock options, RSUs and PRSUs. We consider a number of factors in determining the form, structure, and value of the awards for NEOs including:

•	alignment with the Company’s strategy and business objectives;

•	current equity holdings, including vested and unvested awards and their respective value;

•	market data regarding long-term incentives for comparable roles;

•	internal equity; and,

•	executive performance and contributions.

Our new hire granting process is similar, with a few exceptions:

•	the Committee considers the criticality of the role to achieving the Company’s strategy and business objectives rather than the executive’s performance and contributions; and,

•	the Committee reviews the individual’s unvested equity holdings from their current employer that are subject to forfeiture should they accept an offer from Insulet.

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2015 Awards to NEOs

In 2015, the Compensation Committee approved awards to NEOs that represented both new hire and annual on-going long-term incentive awards. Annual awards were granted to the NEOs using the long-term incentive compensation program components described on the previous page.

•	The stock options were granted at fair market value and vest over four years, beginning with one-fourth vesting on the first anniversary of the date of grant, then vesting pro-rata quarterly for twelve quarters thereafter, subject to continued employment with the Company.

•	The RSUs vest over three years, in equal installments over the first three anniversaries of the grant date.

•	The 2015 PRSUs that are deemed earned at the end of the performance period also vest over three years, in equal installments over the first three anniversaries of the grant date.

			Total	Number
			Long-term	Stock	Number	Number
			Incentive	Options	RSUs	PRSUs
Name	Title	Type of Award	Award Value	Granted	Granted	Granted(2)
Patrick J. Sullivan	President and Chief Executive Officer	Annual On-going	$3,468,600	62,185	43,650	42,072
Michael L. Levitz	Chief Financial Officer	New hire	$1,750,000	58,852	43,028	–
Daniel Levangie	Executive Vice President and President, Insulet Drug Delivery	New hire	$2,887,783	250,000	0	6,279
Shacey Petrovic	Chief Commercial Officer	New hire	$2,800,000	79,936	56,965	6,279
Michael Spears	Vice President, Quality, Regulatory, and Clinical Affairs	New hire	$1,000,000	30,511	22,431	–
Allison Dorval(1)	Former Chief Financial Officer	Annual On-going	$500,000	14,607	10,253	–
William Patrick Ryan(1)	Former Chief Operating Officer	Annual On-going	$800,000	17,528	12,304	6,279

(1)	Awards were subsequently forfeited upon termination of employment.
(2)	PRSUs for Mr. Levangie and Ms. Petrovic were awarded after their new hire long-term incentive grants but were contemplated as part of the new hire offer arrangement. Those individuals that did not receive PRSUs were hired after the grant effective date.

2015 PRSU Metrics and Outcome

Given the significant amount of change underway at the Company during 2014 and 2015, the Committee determined that an annual revenue metric was appropriate for the 2015 PRSUs. The revenue metric directly aligned with the focused efforts of the NEOs on the most important goal of delivering commercial growth and stockholder value in the form of revenue achievements across all product lines. The PRSU revenue target represented a stretch above the revenue target in the annual operating plan and the annual cash incentive plan, while maximum payout was limited to 125% of target. Based on achievement that exceeded the targets, the 2015 PRSUs were earned at 108.5% of target.

		Threshold	Target	Maximum		Resulting
Metric	Weighting	(50% payout)	(100% payout)	(125% payout)	Actual Results	Funding
Revenue (Dollars in Millions)	100%	$317.5	$322.5	$327.5	$324.2	108.5%

PRSUs are awarded subject to the participant meeting additional service-based vesting requirements, with 1/3 of the earned award vesting on the one year anniversary of the award and the remaining 2/3 vesting in equal installments on each of the second and third anniversaries of the award, contingent upon continued employment.

The Compensation Committee committed to reviewing the appropriateness of a single-year revenue metric on an on-going basis. In light of stockholder feedback, the Company has moved to a two-year performance period for awards in 2016, with the plan to evolve to a three-year performance period in 2017. The Committee will continue to review the appropriateness of other metrics over time and expect metrics will evolve with the Company’s business strategy.

OTHER ONE-TIME COMPENSATION ARRANGEMENTS

From time to time, compensation actions are taken that are outside of the normal course of the Compensation Committee’s typical cycle, such as one-time new hire arrangements or promotional awards to NEOs. In 2015, two NEOs received cash sign on bonuses as part of their new hire offers. These awards were intended to induce the individuals to join the Insulet leadership team and partially make up for lost opportunities at their previous employers. Specifically, Mr. Levitz received a cash sign on award of $270,000 approximating a foregone bonus opportunity at his former employer. Mr. Spears received a cash sign on award of $335,000. In the case of Mr. Spears, the award was intended to approximate the value of incentive awards vesting close to his start date and the award was structured to be paid in two equal installments. The first installment would be paid 30 days after his start date and the second installment six months after his start date. In both cases, these awards are subject to a recoupment feature such that if the NEO leaves the Company within one year of their respective start dates the individual will be required to repay the full amount to the Company.

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BROAD-BASED BENEFIT PROGRAMS

All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

The Company provides post-employment compensation arrangements through either an employment agreement, as is the case with our President and CEO, or our Amended Executive Severance Plan (the “Severance Plan”), in which all of our current NEOs participate.

Ms. Dorval and Mr. Ryan, who both separated from the Company during 2015, received post-employment compensation consistent with our Severance Plan and were entitled to:

•	an amount equal to 12 months of base salary and target annual bonus, payable over 12 months;

•	a pro-rata bonus, at target;

•	continued health and dental coverage for 12 months following termination;

•	reimbursement for outplacement services not to exceed $15,000, provided that such expenses are incurred by the executive within 12 months of the termination; and,

•	payment for any accrued unused vacation time.

Ms. Dorval and Mr. Ryan forfeited any outstanding unvested options, RSUs, or PRSUs and did not receive any benefits in addition to those provided for in the Severance Plan.

Each of our NEOs has also entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us. These agreements provide for protection of our confidential information, assignment to us of intellectual property developed by our executives and enforces non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of 12 months thereafter.

For a detailed description of terms and potential payments provided under our program, see the section below entitled “Potential Payments Upon Termination or Change-in-Control” on page 37 of this Proxy Statement.

Compensation Governance

STOCK OWNERSHIP POLICY

The Board of Directors has adopted a policy recommending our NEOs own a significant equity interest in the Company’s common stock, as follows:

Stock Ownership Guidelines

3X	1X
CEO	Other NEOs

Reflects a multiple of base salary
Only includes common stock owned outright
Reviewed annually by the Governance Committee
All NEOs have fulfilled their ownership guidelines or are within the 5 year phase in period

RECOUPMENT (CLAWBACK) POLICY

A Policy for Recoupment of Incentive Compensation was adopted by the Board of Directors on October 27, 2014.

The policy states that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, then the Compensation Committee may require any Covered Officer to repay to the Company that part of the Incentive Compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. Incentive Compensation is defined as annual cash bonus and long-term equity incentive compensation (i.e., both employee stock options and RSUs).

Under the Policy, the Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered

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Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested RSUs and/ or cash repayment.

The Policy will be amended to conform with the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once rules implementing such requirements are finalized.

COMPENSATION RISK ASSESSMENT

The Compensation Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Compensation Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of our executive compensation plans and policies:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;

•	The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the NEOs’ interests align with those of its stockholders for the long-term performance of the Company;

•	The performance-based earning and time-based vesting of the PRSU awards combine to align these awards with stockholder interests;

•	Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking;

•	A majority of the payouts under the Company’s incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking; and,

•	NEOs are strongly encouraged to own a meaningful amount of Company stock.

TAX AND ACCOUNTING CONSIDERATIONS

We have generally granted all of our stock options to NEOs as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option.

For federal income tax purposes, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Sally Crawford (Chair)

Timothy J. Scannell

Joseph Zakrzewski

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Executive Compensation Tables

Summary Compensation Table

The following Summary Compensation Table (SCT) summarizes the compensation of our NEOs for the year ended December 31, 2015, using the SEC-required disclosure rules.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Patrick J. Sullivan(3)	2015	$650,000		$2,759,067	$709,533	$844,000	$9,360	$4,971,960
President and Chief Executive Officer	2014	$182,500			$11,000,000	$187,000	$3,750	$11,373,250
Michael L. Levitz(4)	2015	$245,192	$270,000	$1,172,500	$577,500	$197,700	$0	$2,462,892
Chief Financial Officer
Daniel Levangie(5)	2015	$400,750		$200,000	$2,687,783	$398,700	$6,825	$3,694,058
Executive Vice President and President, Insulet Drug Delivery
Shacey Petrovic(6)	2015	$375,961		$1,942,000	$858,000	$372,400	$113,136	$3,661,497
Chief Commercial Officer
Michael Spears(7)	2015	$137,500	$185,000	$670,000	$330,000	$219,100	$1,875	$1,543,475
Vice President, Quality, Regulatory, and Clinical Affairs
Allison Dorval(8)	2015	$150,000		$333,333	$166,667		$551,099	$1,201,099
Chief Financial Officer	2014	$242,596		$711,904	$283,965	$79,600	$7,800	$1,325,865
William Patrick Ryan(9)	2015	$196,154		$600,000	$200,000		$808,814	$1,789,968
Chief Operating Officer	2014	$353,365	$100,000	$1,948,800	$742,047	$225,000	$25,889	$3,395,101

Notes:

(1)	These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 14 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2015. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards during the years ended December 31, 2015 and 2014.
(2)	Amounts listed reflect the amounts of the annual cash incentives awarded to the NEOs as described above under “–Compensation Discussion and Analysis – Annual Cash Performance Incentive Plan.” Payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2015 bonus was paid in fiscal 2016 and the 2014 bonus was paid in fiscal 2015.
(3)	The “All Other Compensation” column for Mr. Sullivan represents $9,360 in matching contributions paid by the Company on behalf of Mr. Sullivan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.
(4)	Mr. Levitz joined Insulet on May 4, 2015. The “Bonus” column reflects a $270,000 signing bonus. The signing bonus is subject to a recoupment feature such that if Mr. Levitz left the Company within one year after his start date, he would be required to repay the full amount to the Company.
(5)	Mr. Levangie joined Insulet as an employee on February 10, 2015. Prior to his employment, Mr. Levangie served as a Non-Employee Director. Any compensation associated with Mr. Levangie's service as a Non-Employee Director is reported in the “2015 Director Compensation Table”. The “All Other Compensation” column for Mr. Levangie reflects matching contributions paid by the Company on behalf of Mr. Levangie into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.
(6)	Ms. Petrovic joined Insulet on February 9, 2015. The “All Other Compensation” column for Ms. Petrovic includes relocation expense of $106,167 and matching contributions paid by the Company on behalf of Ms. Petrovic into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.
(7)	Mr. Spears joined Insulet on July 27, 2015. The “Bonus” column reflects a $185,000 signing bonus paid upon commencement of his employment. This payment was the first installment of a two-part signing bonus, the second installment of $150,000 was paid in January, 2016. The signing bonus is subject to a recoupment feature such that if Mr. Spears left the Company within one year after his start date, he would be required to repay the full amount to the Company. The “All Other Compensation” column for Mr. Spears reflects matching contributions paid by the Company on behalf of Mr. Spears into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.
(8)	Ms. Dorval served as Chief Financial Officer from November 6, 2014 to May 3, 2015, then served in a transitional role until terminating from Insulet effective July 3, 2015. The “All Other Compensation” column for Ms. Dorval is comprised of the following amounts that she is entitled to based on her separation agreement: Severance of one-times her annual base salary equal to $300,000, a bonus payment at her 2015 target of $150,000, a pro-rata bonus payment of $75,000 for 2015, medical and dental benefits continuation for 12 months at $5,596, and outplacement services at $15,000. This number also includes $5,503 in matching contributions made by the Company on behalf of Ms. Dorval into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.
(9)	Mr. Ryan terminated from Insulet effective July 10, 2015. The “All Other Compensation” column for Mr. Ryan is comprised of the following amounts that he is entitled to based on his separation agreement: Severance of one-times his annual base salary equal to $400,000, a bonus payment at his 2015 target of $240,000, a pro-rata bonus payment of $133,680 for 2015, medical and dental benefits continuation for 12 months at $11,192, and outplacement services at $15,000. This number also includes $8,942 in matching contributions made by the Company on behalf of Mr. Ryan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

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2015 Grants of Plan-Based Awards

The following table provides detail on all plan-based awards for the year-ended December 31, 2015.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	Base Price
		Under Non – Equity			Under Equity			of Shares of	of Securities	of Option
	Grant	Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock or	Underlying	Awards	Grant Date
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(#)	Options(#)	($/Sh)(3)	Fair Value(4)
Patrick J. Sullivan		$325,000	$650,000	$1,300,000
	3/2/2015							43,650	62,185	$32.51	$2,128,600
	4/1/2015				21,036	42,072	52,590			$31.85	$1,340,000
Michael L. Levitz		$112,500	$225,000	$450,000
	5/4/2015							43,028	58,852	$27.25	$1,750,000
Daniel Levangie		$147,900	$295,800	$591,600
	2/10/2015								250,000	$30.63	$2,687,783
	4/1/2015				3,140	6,279	7,849			$31.85	$200,000
Shacey Petrovic		$138,150	$276,300	$552,600
	2/9/2015							56,965	79,936	$30.58	$2,600,000
	4/1/2015				3,140	6,279	7,849			$31.85	$200,000
Michael Spears		$81,250	$162,500	$325,000
	7/27/2015							22,431	30,511	$29.87	$1,000,000
Allison Dorval(5)	3/2/2015							10,253	14,607	$32.51	$500,000
William Patrick Ryan(6)	3/2/2015							12,304	17,528	$32.51	$600,000
	4/1/2015				3,140	6,279	7,849			$31.85	$200,000

(1)	“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the range of 2015 annual cash incentives that may be earned for each NEO under the terms of the 2015 Annual Cash Performance Incentive Plan. Amounts may reflect pro-rations for 2015 hires, as appropriate.
(2)	“Estimated Future Payouts Under Equity Incentive Plan Awards” represents the range of PRSU awards made on 4/1/2015 with vesting based upon the achievement of revenue metrics. The Board determined that the revenue metric was achieved and the PRSUs were earned at 108.5% of target. The fair value is shown as of the grant date.
(3)	The exercise price of all stock options granted under our 2007 Plan is equal to the closing price of the common stock on the date of the grant.
(4)	These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 14 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2015. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards.
(5)	Ms. Dorval terminated employment on July 3, 2015 and received her Non-Equity Incentive Plan target of $150,000 and a pro-rata 2015 payout of $75,000 as part of her separation pay. All equity incentive plan awards, other stock awards, and option awards received by Ms. Dorval in 2015 were forfeited, cancelled, and returned to the Plan upon termination of her employment.
(6)	Mr. Ryan terminated employment on July 10, 2015 and received his Non-Equity Incentive Plan target of $240,000 and a pro-rata 2015 payout of $133,680 as part of his separation pay. All equity incentive plan awards, other stock awards, and option awards received by Mr. Ryan in 2015 were forfeited, cancelled, and returned to the Plan upon termination of his employment.

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2015 Outstanding Equity Awards at Year End

The following table provides detail on all outstanding equity awards as of the fiscal year-end on December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)(3)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Patrick J. Sullivan(4)	10/1/14	249,734	249,734	$36.81	10/1/24
	3/2/15	189,982	189,984	$36.81	3/2/25
	3/2/15		62,185	$32.51	3/2/25
	3/2/15					43,650	$1,650,407
	4/1/15							42,072	$1,590,742
Michael L. Levitz	5/4/15		58,852	$27.25	5/4/25
	5/4/15					43,028	$1,626,889
Daniel Levangie(7)	11/1/11	25,000		$15.14	11/1/21
	6/1/12	4,000		$17.75	6/1/22
	6/3/13	3,000	1,000	$30.04	6/3/23
	6/2/14	2,000	2,000	$35.11	6/2/24
	2/10/15		250,000	$30.63	2/10/25
	6/3/13					1,000	$37,810
	6/2/14					2,000	$75,620
	4/1/15							6,279	$237,409
Shacey Petrovic	2/9/15		79,936	$30.58	2/9/25
	2/9/15					56,965	$2,153,847
	4/1/15							6,279	$237,409
Michael Spears	7/27/15		30,511	$29.87	7/27/25
						22,431	$848,116

(1)	The expiration date for all options is the date that is ten years after the grant date. See “-Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.
(2)	Based on a per share price of $37.81, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2015.
(3)	Other than set-forth below, each stock option is subject to a four-year vesting period, with 25% of the total award vesting one-year after the grant date with the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.
(4)	Mr. Sullivan's grant awarded 3/2/2015 with an option exercise price of $36.81 represents the make-up award to his grant upon hire. These option grants vest with 25% of the shares becoming vested and exercisable on December 31, 2014, and the remaining 75% of the shares vesting and becoming exercisable on quarterly basis in twelve (12) equal installments over a three-year period. For a detailed description of this grant, refer to pages 35 and 36 of Insulet's 2014 “Compensation Discussion and Analysis”.
(5)	These restricted stock unit awards are subject to a three-year vesting period, with the first vest occurring one year after the grant date and the remainder vesting in equal annual installments. In the case of Mr. Levangie, awards made during his service as a Non-Employee Director with award dates on or before December 31, 2014 are subject to a three-year vesting period, with 50% vesting one-year after the grant date and the remainder vesting in equal annual installments.
(6)	The performance-based restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to meeting performance targets and continued employment. In March, 2016, the Compensation Committee determined that these awards were earned at 108.5% of target based on 2015 results.
(7)	Mr. Levangie's outstanding grants and awards with grant dates prior to 2/10/2015 were based on his service as a Non-Employee Director.

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2015 Option Exercises and Stock Vested

The following table provides detail on stock option exercises and vesting of stock awards during the year-ended December 31, 2015 under our equity incentive plan and the corresponding amounts realized by each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Patrick J. Sullivan	–	–	–	–
Michael L. Levitz	–	–	–	–
Daniel Levangie	–	–	4,000	$89,550
Shacey Petrovic	–	–	–	–
Michael Spears	–	–	–	–
Allison Dorval	36,500	$431,645	–	–
			8,166	$258,447
William Patrick Ryan	–	–	8,750	$261,100

(1)	The aggregate dollar amount realized upon exercise of the options is calculated based upon the difference between the market price for our common stock on the date of exercise and the exercise price of such options.
(2)	The aggregate dollar amount realized upon vesting of the RSUs is calculated based on the market price for our common stock on The NASDAQ Global Market on the vesting date.

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Potential Payments Upon Termination or Change-in-Control

The table below summarizes Insulet’s potential payments to NEOs upon termination or change-in-control as of December 31, 2015.

Executive Name	Involuntary Termination	Cash Compensation(1)	Benefits Continuation(2)	Outplacement(3)	Value of Accelerated Unvested Equity Awards(4)(5)	Total
Patrick J. Sullivan	Without Cause or With Good Reason Absent a Change-in-Control	$2,600,000	$25,762	$15,000	$0	$2,640,762
	Without Cause or With Good Reason Following a Change-in-Control	$2,600,000	$25,762	$15,000	$4,010,447	$6,651,209
Michael L. Levitz	Without Cause Absent a Change-in-Control	$562,500	$16,410	$15,000	$0	$593,910
	Without Cause or With Good Reason Following a Change-in-Control	$562,500	$16,410	$15,000	$2,248,366	$2,842,276
Daniel Levangie	Without Cause Absent a Change-in-Control	$750,750	$12,881	$15,000	$0	$778,631
	Without Cause or With Good Reason Following a Change-in-Control	$750,750	$12,881	$15,000	$2,032,409	$2,811,040
Shacey Petrovic	Without Cause Absent a Change-in-Control	$701,250	$11,192	$15,000	$0	$727,442
	Without Cause or With Good Reason Following a Change-in-Control	$701,250	$11,192	$15,000	$2,969,193	$3,696,635
Michael Spears	Without Cause Absent a Change-in-Control	$487,500	$16,410	$15,000	$0	$518,910
	Without Cause or With Good Reason Following a Change-in-Control	$487,500	$16,410	$15,000	$1,090,373	$1,609,284

(1)	In the event of involuntary termination without cause absent and within 24 months with good reason following a change-in-control, each NEO receives 1x (2x for the CEO) (a) base salary, and (b) the higher of target bonus or last annual bonus. These payments will be made in substantially equal installments over 12 (or 24) months if the terminating event occurs prior to a change-in-control and in a single lump sum payment if such terminating event occurs after a change in control.
(2)	Reflects continuation of medical and dental benefits over a period of 12 months (24 months for the CEO).
(3)	Each NEO is entitled to receive a maximum value of $15,000 as outplacement benefits.
(4)	Upon termination within 24 months of a change-in-control all unvested time-based stock options and restricted stock awards vest in full. All unvested performance shares will vest at target performance. Upon termination absent a change-in-control all outstanding unvested equity is immediately forfeited. Mr. Levangie's equity awards for service as a Non-Employee Director are not subject to accelerated vesting and are, therefore, excluded from the table above.
(5)	Based on a per share price of $37.81, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Sullivan’s Severance and Change-in-Control Benefits

Mr. Sullivan is a party to an employment agreement and participates in the Company’s Severance Plan which provides for certain payments and benefits upon a “terminating event.”

A terminating event is defined as termination by the Company for any reason other than for cause, death, disability, or termination by Mr. Sullivan of his employment for good reason. Good reason consists of:

(i)	a material diminution of his responsibilities, authority or duties;

(ii)	a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees);

(iii)	the relocation of the Company to a location more than 50 miles from its current offices; or,

(iv)	any other action or inaction by the Company that constitutes a material breach of any contractual obligations.

Pursuant to Mr. Sullivan’s employment agreement and the Severance Plan, Insulet shall provide Mr. Sullivan with the following should there be a terminating event:

(i)	cash severance equal to the sum of two times the sum of (x) his annual base salary as of the terminating event plus (y) the higher of his target annual bonus for the year in which the terminating event occurs or his annual bonus for the previous year;

(ii)	an amount equal to the pro-rata portion of the annual target cash incentive award for the current plan year;

(iii)	continuation of health, and dental for 24 months following termination;

(iv)	reimbursement for outplacement services incurred within the first 12 months following termination in an amount not to exceed $15,000; and,

(v)	if the terminating event occurs on, or within 24 months after, the effective date of a change in control, immediate acceleration of outstanding stock options and other stock awards, which shall become fully exercisable or nonforfeitable as of the terminating event until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued.

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Cash severance amounts amount shall be paid in substantially equal installments over 24 months if the terminating event occurs prior to a change in control and in a single lump sum payment if such terminating event occurs after a change in control.

Additional Benefits Pursuant to the Mr. Sullivan’s Employment Agreement

In addition, the employment agreement provides that, in the event that Mr. Sullivan’s employment with the Company terminates after no fewer than three years after his date of hire, and he is (x) terminated by the Company without cause, (y) resigns for good reason or (z) after Mr. Sullivan has assisted in developing a CEO succession plan that has been approved by the Board of Directors, he resigns without good reason and, as of the date of termination, has not engaged in any acts or omissions that could provide the Company with a basis of terminating his employment for cause, and provided that Mr. Sullivan enters into a release, all outstanding time-based stock options and other time-based stock based awards held by Mr. Sullivan shall immediately become fully vested, and exercisable and nonforfeitable and shall remain fully exercisable until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued. As of December 31, 2015, Mr. Sullivan does not have the three years of service required to be eligible for this benefit.

Other NEOs Severance and Change-in-Control Benefits

Insulet’s other NEOs also participate in the Severance Plan that provides for certain severance and change-in-control benefits. In 2015, all other NEOs participated in the Severance Plan.

Under the Severance Plan, in the event that any of our NEOs’ employment is terminated by us without “cause” or the NEO resigns for “good reason” during the 24-month period following the occurrence of a “change-in-control,” each as defined in the Severance Plan, the NEO will be entitled to an amount equal to:

(i)	cash severance equal to 12 months of base salary plus the higher of the target annual bonus for the year in which the terminating event occurs or the annual bonus for the previous year;

(ii)	an amount equal to the pro-rata portion of the annual target cash incentive award for the current plan year;

(iii)	continued medical, and dental for 12 months following termination;

(iv)	reimbursement for outplacement services not to exceed $15,000, provided that such expenses are incurred by the executive within 12 months of the termination;

(v)	payment for any accrued unused vacation time; and,

(vi)	if the terminating event occurs on or within 24 months after a change-in-control, all outstanding stock options and other stock based awards held by the NEO shall immediately accelerate and become fully exercisable and nonforfeitable as of such termination.

For cash severance, if the NEO’s employment is terminated under this provision prior to a change-in-control, such amounts are payable over 12 months. If the NEO’s employment is terminated under this provision after a change-in-control, such amounts are payable in a lump sum.

Good reason for the other NEOs is defined as:

(i)	a material diminution of responsibilities, authority or duties;

(ii)	a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees); or,

(iii)	the relocation of the Company to a location more than 50 miles from its current offices.

Restrictive Covenants and Section 280G

Notwithstanding the foregoing, our obligation to make these severance payments to any of the NEOs was subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under the executive’s non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

We are not obligated to pay any tax gross-ups or similar amounts to the NEOs with respect to amounts payable to them under the Severance Plan. Amounts payable to our NEOs under the Severance Plan will be reduced to an amount that would cause such NEO to not be subject to any excise tax under Section 4999 of the Internal Revenue Code, to the extent such NEO would benefit on a net after-tax basis by doing so.

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Non-Employee Director Compensation

The purpose of the Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company.

In furtherance of the purpose stated above, all non-employee Directors are paid compensation for services provided to the Company as set forth below. The compensation program for our non-employee Directors was updated effective August 1, 2014.

Annual Cash Compensation

Directors receive the following cash compensation on an annual basis:

•	an annual retainer of $45,000

Committee Chairs (inclusive of Committee member retainers)

•	an additional annual retainer of $40,000 to the Lead Director

•	an additional annual retainer of $25,000 to the Audit Committee chair

•	an additional annual retainer of $16,000 to the Compensation Committee chair

•	an additional annual retainer of $11,000 to the Nominating and Corporate Governance Committee chair

Committee Members (excluding the Committee Chairs)

•	an additional annual retainer of $12,500 to each of the Audit Committee members

•	an additional annual retainer of $8,000 to each of the Compensation Committee members

•	an additional annual retainer of $5,000 to each of the Nominating and Corporate Governance Committee members

Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2015.

Annual Equity Compensation

On the date of each annual meeting of the Corporation’s stockholders, each non-employee Director who is continuing as a Director following the date of such annual meeting shall be granted a combination of nonqualified stock options (“NSOs”) (comprising 1/3 of the total value of the Annual Award, as defined herein) and RSUs (comprising 2/3 of the total value of the Annual Award), which shall have a total value equal to $165,000 (the “Annual Award”). The number of shares underlying the NSOs is determined based on the Black Scholes valuation determined by the Company as of the last business day of the previous quarter, adjusted for the most recent closing stock price as of the date of grant. The RSU portion of the Annual Award shall be issued based on the closing sale price of the common stock on the date of grant. Such NSOs and RSUs shall vest annually over three years (1/2 on April 30th of the first year following the date of grant, 1/4 on April 30th of the second year following the date of grant and 1/4 on April 30th of the third year following the date of grant).

Initial Compensation

Upon his or her initial election to the board, a new Director shall receive a combination of NSOs (comprising 1/3 of the total value of the Initial Award, as defined herein) and RSUs (comprising 2/3 of the total value of the Initial Award), which shall have a total value equal to $250,000 (the “Initial Award”). The number of shares underlying the NSOs is determined based on the Black Scholes valuation determined by the Company as of the last business day of the previous quarter, adjusted for the most recent closing stock price as of the date of grant. The RSU portion of the Initial Award shall be issued based on the closing sale price of the Corporation’s common stock on the date of grant. Such NSOs and RSUs shall vest annually over three years (1/2 on the first anniversary of the date of grant, 1/4 on the second anniversary of the date of grant and 1/4 on the third anniversary of the date of grant).

The following table sets forth the compensation paid to our non-employee Directors during the year-ended December 31, 2015. Directors who are employees of the Company do not receive any compensation for their service as Directors.

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2015 DIRECTOR COMPENSATION TABLE

	Fees Earned
	or Paid in	Stock	Option
Name	Cash	Awards(1)	Awards(1)	Total
Sally Crawford	$66,000	$110,547	$54,477	$231,024
John A. Fallon, M.D.	$85,595	$110,547	$54,477	$250,619
Jessica Hopfield, Ph.D.(2)	$24,227	$167,500	$82,500	$274,227
Daniel Levangie(3)	$10,241			$10,241
Timothy J. Scannell	$53,696	$110,547	$54,477	$218,720
Steven Sobieski	$70,000	$110,547	$54,477	$235,024
Regina Sommer	$68,500	$110,547	$54,477	$233,524
Joseph Zakrzewski	$65,500	$110,547	$54,477	$230,524
(1)	These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2015.
(2)	Dr. Hopfield joined Insulet’s Board of Directors in July, 2015.
(3)	Mr. Levangie became an employee of Insulet on February 10, 2015. Fees paid to Mr. Levangie in 2015 were for his service as a Non-Employee Director prior to that date. All outstanding equity awards for Mr. Levangie, including those granted during his term as a Director, are included in the “2015 Outstanding Equity Awards at Year End” table.

As of December 31, 2015, our non-employee Directors held options to purchase shares of our common stock and unvested RSUs that had been granted by us as Director compensation representing the following number of shares of our common stock:

	Options to
	Purchase	Restricted
Name	Shares	Stock Units
Sally Crawford	19,525	7,039
John A. Fallon, M.D.	38,525	7,039
Jessica Hopfield, Ph.D.	7,628	5,608
Timothy J. Scannell	9,445	6,330
Steven Sobieski	56,370	7,039
Regina Sommer	53,525	7,039
Joseph Zakrzewski	53,525	7,039

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PROPOSAL 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. Based on the most recent determination by the Company’s Board of Directors, the Company will include this non-binding, advisory vote in its 2017 Proxy Statement. At the Annual Meeting, the Company is presenting to stockholders the following non-binding, advisory resolution on the approval of the compensation of the Named Executive Officers:

“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s Named Executive Officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Compensation Elements and Actions” “Summary Compensation Table,” “2015 Grants of Plan-Based Awards,” “2015 Outstanding Equity Awards at Year End,” “2015 Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change-in-Control.” You are encouraged to carefully review these sections.

The section of this Proxy Statement entitled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s Named Executive Officers:

•	the objectives of the Company’s compensation programs;

•	what the Company’s compensation programs are designed to reward;

•	each element of compensation;

•	why the Company chooses to pay each element of compensation;

•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and,

•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.

The Board of Directors unanimously recommends that stockholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its Named Executive Officers as articulated in the “Compensation Discussion and Analysis” section.

VOTE REQUIRED; EFFECT OF VOTE

The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s Named Executive Officers.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

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Report of the Audit Committee of the Board of Directors

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Steven Sobieski (Chair), Jessica Hopfield, Ph.D., David Lemoine, Regina Sommer and Joseph Zakrzewski. None of the members of the Audit Committee is an officer or employee of the Company. Mr. Sobieski, Dr. Hopfield, Mr. Lemoine, Ms. Sommer and Mr. Zakrzewski are each “independent” for Audit Committee purposes under the applicable rules of NASDAQ and the SEC. Mr. Sobieski, Mr. Lemoine and Ms. Sommer are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2015, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Steven Sobieski (Chair)
Jessica Hopfield, Ph.D.

David Lemoine
Regina Sommer
Joseph Zakrzewski

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Matters Concerning Independent Registered Public Accounting Firm

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non- audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in the fiscal year ended December 31, 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2015 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Governance of the Company — Current Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

FEES BILLED BY ERNST & YOUNG LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2014 and 2015.

	Fiscal Year Ended
	December 31,
	2014	2015
Audit Fees	$1,303,751	$1,353,088
Audit-Related Fees	$–	$710,000
Tax Fees	$73,000	$95,000
All Other Fees	$1,995	$1,995
Total	$1,378,746	$2,160,083

AUDIT FEES

Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of Insulet’s annual financial statements included in its 10-K and a review of financial statements included in Insulet’s Quarterly Reports on Form 10-Q, (ii) the filing of our registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

AUDIT-RELATED FEES

Audit-related fees consist of fees for professional services provided in 2015 in connection with the Company’s acquisition of its Canadian distribution business and for a management initiated review of historical revenue recognition.

TAX FEES

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance, primarily for U.S. federal and state tax returns and other tax planning or tax advice services.

ALL OTHER FEES

Other Fees for the years ended December 31, 2014 and 2015 consist of fees for using the online accounting research tools of Ernst & Young, LLP.

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PROPOSAL 3	Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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Stockholder Proposals

Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2017 Annual Meeting of Stockholders must ensure that their proposal is received by the Company no later than December 12, 2016, at the Company’s principal executive offices at 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary and General Counsel. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than February 10, 2017 and no earlier than January 11, 2017. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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INSULET CORPORATION
600 TECHNOLOGY PARK DRIVE
SUITE 200
BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Jessica Hopfield, PhD 02 David Lemoine 03 Patrick J. Sullivan

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com .

Notice of 2016 Annual Meeting of Stockholders

Hilton Boston Logan Airport
One Hotel Drive
Boston, MA 02128
Proxy Solicited by Board of Directors for Annual Meeting - May 11, 2016 8:30 AM EDT

Patrick J. Sullivan and David Colleran, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Insulet Corporation to be held on May 11, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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